Exhibit 4.12

Dated: 21 April 2017

Real Estatel023459-00004/NDJ/ADAX

L_LlVE_EMEA 1 :34971988v5

Underlease

between

Simmons & Simmons LLP

as Landlord

Mimecast Services Limited

as Tenant

and

Mimecast Limited

as Tenant's Guarantor

relating to

Part Level 5, CityPoint, One Ropemaker Street, London

EC2

Simmons & Simmons

Simmons & Simmons LLP CityPoint One Ropemaker Street London EC2Y 9SS United Kingdom

T +44 20 7628 2020 F +44 20 7628 2070 DX Box No 12

CONTENTS

part 1 : INTERPRETATION OF THIS LEASE		5

1.	Interpretation	5

part 2: CREATION OF THE LETTING AND RIGHTS AND RESERVATIONS		11

2.	Letting and term	11

3.	Rights and reservations	12

part 3 : RENTS		14

4.	Rents	14

part 4 : INSURANCE		16

5.	Insurance obligations	16

part 5 : TENANT'S COVENANTS		20

6.	Financial obligations	20

7.	Repair and redecoration	22

8.	Alterations	24

9.	Use of the Premises	25

10.	Alienation generally	26

11.	Assignment	27

12.	Underletting	29

13.	Mortgaging and charging	31

14.	General provisions and registration of dispositions	31

15.	Legislation	32

16.	Third party rights	33

17.	Title matters	33

18.	End of the Term	33

part 6 : LANDLORD'S COVENANTS		34

19.	Landlord's obligations	34

part 7 : SUPERIOR LEASE		35

20.	Superior Lease	35

part 8 : GUARANTOR'S OBLIGATIONS		36

21.	Tenant's Guarantor	36

part 9: GENERAL PROViSiONS		36

22.	Contractual rights of third parties	36

23.	Third party disputes	36

24.	Assignment of Reversion	36

25.	Notices	37

26.	Law and jurisdiction	37

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27.	Address for service	37

28.	Execution and delivery	37

schedule 1 : THE PREMISES		38

part 1 : DEFINITION OF THE PREMISES		38

1.	Identification of the Premises	38

2.	Areas included in the Premises	38

3.	Areas excluded from the Premises	38

part 2 : THE SERVICES SYSTEMS		39

schedule 2 : RIGHTS GRANTED		40

schedule 3: RIGHTS RESERVED		41

schedule 4 : USE RESTRICTIONS		42

1.	Dangerous materials and use of machinery	42

2.	Overloading floors and services	42

3.	Discharges into Conduits	42

4.	Disposal of refuse	42

5.	Obstruction of Common Parts	42

6.	Prohibited uses	42

7.	Nuisance	43

8.	General	43

schedule 5 : GUARANTEE PROVISIONS		44

1.	Defined terms	44

2.	Effect of the Guarantee	44

3.	Postponement of rights	45

4.	Event of Default	46

appendix 1: SCHEDULE OF CONDITION		49

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LR1. Date of lease	21 April 2017
LR2. Title number(s)	LR2.1 Landlord's title number(s) Title number(s) out of which this lease is granted. Leave blank if not registered. NGL787358
LR2.2 Other title numbers Existing title number(s) against which entries of matters referred to in LR9, LR10, LR11 and LR13 are to be made.

LR3. Parties to this lease

Give full names and addresses of each of the parties. For UK incorporated companies and limited liability partnerships, also give the registered number including any prefix. For overseas companies, also give the territory of incorporation and, if appropriate, the registered number in the United Kingdom including any prefix.

Landlord Simmons & Simmons LLP registered in England & Wales as company number OC352713 and having its registered office at Simmons & Simmons LLP, CityPoint, One Ropemaker Street London EC2Y 9SS.
Tenant Mimecast Services Limited registered in England & Wales as company number 04901524 and having its registered office at 6th Floor, CityPoint, One Ropemaker Street, London EC2Y 9AW.
Tenant's Guarantor Mimecast Limited registered in Jersey as company number 119119 and having its registered office at 22 Grenville Street St Helier Jersey JE4 8PX.

LR4. Property

Insert a full description of the land being leased

Or

Refer to the clause, schedule or paragraph of a schedule in this lease in which the land being leased is more fully described.

Where there is a letting of part of a registered title, a plan must be attached to this lease and any floor levels must be specified.

In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail. Please see part 1 of schedule 1.

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LR5. Prescribed statements etc.

If this lease includes a statement falling within LRS.1, insert under that sub-clause the relevant statement or refer to the clause, schedule or paragraph of a schedule in this lease which contains the statement.

LRS.1 Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003.

N/A

In LRS.2, omit or delete those Acts which do not apply to this lease.	LR5.2 This lease is made under, or by reference to, provisions of: N/A

LR6. Term for which the Property is leased

Include only the appropriate statement (duly completed) from the three options.

NOTE: The information you provide, or refer to, here will be used as part of the particulars to identify the lease under rule 6 of the Land Registration Rules 2003.

From and including 21 April 2017 To and including 1 December 2019.
LR7. Premium Specify the total premium inclusive of any VAT where payable.	None.
LR8. Prohibitions or restrictions on disposing of this lease	This lease contains a provision that prohibits or restricts dispositions.
LR9. Rights of acquisition etc. Insert the relevant provisions in the sub-clauses or refer to the clause, schedule or paragraph of a schedule in this lease which contains the provisions.	LR9.1 Tenant's contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land None.
LR9.2 Tenant's covenant to (or offer to) surrender this lease None.
LR9.3 Landlord's contractual rights to acquire this lease None.

LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property.

Insert the relevant provisions or refer to the clause, schedule or paragraph of a schedule in this lease which contains the provisions.

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LR11. Easements Refer here only to the clause, schedule or paragraph of a schedule in this lease which sets out the easements	LR11.1 Easements granted by this lease for the benefit of the Property schedule 2
LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property schedule 3
LR12. Estate rentcharge burdening the Property Refer here only to the clause, schedule or paragraph of a schedule in this lease which sets out the rentcharge.	N/A

LR13. Application for standard form of restriction

Set out the full text of the standard form of restriction and the title against which it is to be entered. If you wish to apply for more than one standard form of restriction use this clause to apply for each of them, tell us who is applying against which title and set out the full text of the restriction you are applying for.

Standard forms of restriction are set out in Schedule 4 to the Land Registration Rules 2003.

N/A

LR14. Declaration of trust where there Is more than one person compriSing the Tenant

If the Tenant is one person, omit or delete all the alternative statements.

If the Tenant is more than one person, complete this clause by omitting or deleting all inapplicable alternative statements.

N/A

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PARTICULARS

Date	21 April 2017

Landlord	SIMMONS & SIMMONS LLP, registered in England and Wales as company number OC352713 and having its registered office at Simmons & Simmons LLP, CityPoint, One Ropemaker Street, London EC2Y 9SS.

Tenant	MIMECAST SERVICES LIMITED, registered in England and Wales as company number 04901524 and having its registered office at 6th Floor, CityPoint, One Ropemaker Street, London EC2Y 9AW.

Tenant's Guarantor	MIMECAST LIMITED, registered in Jersey as company number 119119 and having its registered office at 22 Grenville Street St Helier Jersey JE4 8PX.

Authorised Use	The use of the Premises for offices within class 81(a) of the Use Classes Order.

Building	The building known as CityPoint, One Ropemaker Street, London EC2Y 9SS described in more detail in clause 1.8 of the Superior Lease.

Contractual Term	The term of years from and including the Term Commencement Date to and including 1 December 2019.

Declaration	A statutory declaration dated 21 December 2016 in a form complying with the requirements of Schedule 2 to the Order in response to the Notice.

Notice	A notice dated 15 December 2016 in a form complying with the requirements of Schedule 1 to the Order in relation to the tenancy created by this Lease.

Order	The Regulatory Reform (Business Tenancies) (England and Wales) Order 2003.

Premises	Part of the fifth floor of the Landlord's Premises described in more detail in part 1 of schedule 1.

Principal Rent	The rent of £882,695 per annum.

Rent Commencement Date	21 August 2017

Term Commencement Date	21 April 2017

This Lease creates a "new tenancy" for the purposes of the 1995 Act.

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THIS LEASE is dated on the date set out in the Particulars and made

BElWEEN:

(1)	The Landlord;
(2)	The Tenant; and
(3)	The Tenant's Guarantor.

THE PARTIES AGREE THAT:

PART 1 : INTERPRETATION OF THIS LEASE

1.	Interpretation
1.1	Defined terms

In this Lease, unless the contrary intention appears:

"1927 Act" means the Landlord and Tenant Act, 1927 as amended prior to (but not after) the date of this Lease.

"1954 Act" means the Landlord and Tenant Act 1954.

"1995 Act" means the Landlord and Tenant (Covenants) Act 1995.

"Adjoining Property" means any land, buildings or structures near or adjoining the Building in or over which the Landlord or any other person owns an estate or interest from time to time.

"Alterations" means any alterations, additions or other works to the Premises.

"Application to Assign" means an application made by the Tenant to assign this Lease pursuant to clause 11.

"Authorised Guarantee Agreement" means an authorised guarantee agreement for the purposes of s.16 ofthe 1995 Act.

"Base Building Services" means mechanical, electrical, sanitary, heating, ventilation and air-conditioning services.

"COM Regulations" means the Construction (Design and Management) Regulations 2007.

"Common Parts" means all areas in or forming part of the Building from time to time intended by the Landlord or the Superior Landlord for the common use of more than one tenant or occupier or which are not intended to be let to occupational tenants which are described in more detail in clause 1.10 of the Superior Lease.

"Conduits" means all drains, pipes, gullies, gutters, sewers, watercourses, ducts, mains, channels, subways, wires, cables, conduits, trunking, ducting, flues, boilers, pumps and other plant and equipment for the provision of water, gas, electricity, telephone communications, heating, cooling, ventilation, sprinkler systems, fire alarm systems and other services and any other conducting media and ancillary apparatus of whatsoever nature now, or during the Term, laid or constructed in through over or under the Building, used for the passage or transmission of Utilities or used by the Service Systems but excluding the conduits and tunnels existing as at December 1997 and which connect or used to connect the Building with Shire and Milton House and Tenter and Moorfields House.

"CRC" mean the carbon reduction commitment and trading scheme established by the CRC Order or any like scheme relating to carbon consumption that may replace it from time to time.

"CRC Order" means the CRC Energy Effidency Order 2010 (as amended from time to time).

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'’CRC Charge" means 10.64% of the cost charged to the Landlord by the Superior Landlord under the Superior Lease in respect of and in connection with the CRC (including any professional agents or advisory costs or any administrative or management costs).

"Current Tenant" means the person or persons in whom this Lease is vested at the date of any relevant Application to Assign.

"Energy Charge" means 10.64% of the actual cost charged to the Landlord by the Superior Landlord under the Superior Lease of supplying the Premises Services to the Premises and shall be paid by the Tenant to the Landlord within five Working Days of the Tenant receiving the Landlord's written demand for the same, supported by accompanying evidence of the manner of calculation of the sum demanded, proVided that demands may be made by the Landlord not more frequently than monthly in arrear.

"Event of Insolvency" means any of the following:

(A)	the Tenant is unable to pay its debts or is deemed to be unable to pay its debts under s.123 Insolvency Act 1986 (if a company) or s.268 Insolvency Act 1986 (if an individual); or
(B)

proceedings are taken against the Tenant or the Tenant makes any agreement, arrangement, scheme or composition with its creditors, including a voluntary arrangement under part I (if a company) or part VIII (if an individual) of the Insolvency Act 1986; or

(C)	if the Tenant is a company:
(1)	an administrator is appointed; or
(2)	it has an administration order made against it under the Insolvency Act 1986 or a petition or application for such an order is presented or made; or

(D)

if the Tenant is an individual, a bankruptcy petition against him is presented to the Court or his circumstances are such that a bankruptcy petition could be presented under part IX of the Insolvency Act 1986, he has a bankruptcy order made against him or he is otherwise adjudged to be bankrupt; or

(E)

if the Tenant is a company and has a receiver, receiver, administrative receiver (in the case of a debenture to which the Tenant is a party created before 15 September 2003) or manager appOinted in respect of the Tenant's property or assets or any part thereof; or

(F)

if the Tenant is a company, has a winding up order presented against it or passes a winding up resolution except for and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation of the Tenant while solvent; or

(G)

in respect of a Tenant incorporated or resident in a jurisdiction outside England and Wales, any event or circumstance occurs which under the laws of that jurisdiction has an analogous or equivalent effect to any of the Events of Insolvency defined in this definition; or

(H)	any of the Events of Insolvency defined in this definition occur in relation to any guarantor of the Tenant.

"Group Company" means, in relation to any company, another company which is a member of the same group of companies as that company within the meaning of s.42 of the 1954 Act as enacted at the date of this Lease.

"Guarantor" means the party (if any) named as "Guarantor" in this Lease and includes any person from time to time guaranteeing the obligations of the Tenant under this Lease.

"Hazardous Material" means any substance, whether in solid, liquid or gaseous form, which is or may become a pollutant or which is hazardous, toxic, radioactive, noxious, corrosive or caustic.

"HeaHh and Safety File" means any health and safety file required by the CDM Regulations.

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"Insurance Event” means any damage or destruction of the Building by any of the Insured Risks which at the date of such damage or destruction is covered by any policy of insurance maintained by the Superior Landlord under the Superior Lease or the Landlord under this Lease.

"Insurance Excess" means such amounts, if any, which are stated in any insurance policy maintained by the Superior Landlord or the Landlord as being not payable to the insured in respect of the first part of any loss resuHing from the happening of any of the Insured Risks.

"Insurance Rent" means the sums payable by the Tenant to the Landlord under clause 5.5.

"Insured Risks" means the insured risks defined in the Superior Lease together with any contingency insured by the Superior Landlord pursuant to clause 29.2 of the Superior Lease.

"Landlord's Covenants" means the obligations in this Lease to be complied with by the Landlord.

"Landlord's Premises" means the premises in the Building demised by the Superior Lease and the premises demised by the other leases of floors in the Building dated 6 April 2000 and made between (1) Wates City Point First Limited and Wates City Point Second Limited and (2) the Landlord.

"Lease" means this lease and any document which is supplemental to it.

"Lettable Areas" means those parts of the Building let or designed to be let for use as office accomodation to occupational tenants excluding:

(A)	any parts used or designed to be used by persons responsible for the provision of public utilities in connection with the carrying out of their statutory duties; and
(B)	accommodation from time to time reserved in the Building for staff engaged in or employed in connection with the provision of the Services.

"Outgoings" means any rates, taxes, charges, and outgoings from time to time assessed or charged on the Premises or payable by the owner or occupier of them and includes a proportion, to be fairly and reasonably determined by the Landlord having regard to any determination made by the Superior Landlord in accordance with clause 7.1 of the Superior Lease, of any amounts assessed, charged or payable in respect of the Building.

"Particulars” means the Particulars at the front of this Lease.

"Plans" means the plans annexed to this Lease and marked "Plan A", "Plan B" and "Plan Co, and references to individual Plans are to the Plans so marked.

"Planning Acts”•means the planning Acts defined in s.336 Town and Country Planning Act 1990 together with the Planning and Compensation Act 1991 and any other Statute relating to town and country planning.

"Premises Services" comprise:

(A)	heating to the Premises when required by the Tenant;
(B)	air conditioning to the Premises when required by the Tenant;
(C)	the supply of mains electricity to the Premises;
(D)	the provision of chilled water to the Premises.

"Prescribed Rate" means 3 per cent per annum above the base rate for the time being of Barclays Bank PLC or such other clearing bank as the Landlord may nominate or, if the clearing banks cease to publish a base rate, 3 per cent per annum above such reasonably comparable rate of interest as the Landlord may determine.

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"Proposed Assignee" means the person stated in the Application to Assign as being the person to whom the Tenant wishes to assign this Lease under clause 11.

"Proposed Assignment" means the proposed assignment of this Lease by the Current Tenant to the Proposed Assignee described in the Application to Assign.

"Proposed Guarantor" means the person (if any) who will guarantee to the Landlord the obligations of the Proposed Assignee, but this expression shall not include the Current Tenant.

"Quarter Days" means 25 March, 24 June, 29 September and 25 December.

"Rating Proposal" means any proposal made to agree the rateable value of or amend the non-domestic rating list in respect of the Premises or the Building.

"Regulations" means any reasonable and proper regulations consistent with the principles of good estate management as the Superior Landlord or the Landlord may from time to time properly make and notify in writing to the Tenant for the general proper management overseeing and security of the Premises, the Building, the Common Parts and other areas used or to be used in common with others and which are for the benefit of the tenants and occupiers of the Building as a whole, provided that no regulation preventing the Tenant's access to and use of the Premises at any time shall be valid and enforceable.

"Rents" mean the rents payable under clause 4.1.

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CityPoint

Level 05

Demise Drawing B
Split floor (1)
22 November 2016

Demise B

Toilets

Shared Lobby

CP05-DP-221116-5

Do not scale: Check all dimensions on-site

Space measurements subject to independent verification

PLAN A

CityPoint
Level 01

Access and Egress

Simmons & Simmons

PLAN D

A3 1:100
NOT TO SCALE
Check all dimensions on site

21 November 2016

CP01-MC-01 Issue A

PLAN B

PLAN C

26/06/2012 Not to Scale	Level 00 CityPoint

CP00-MC-01 Issue A

ACCESS AND EGRESS TO GL1

MOOR LANE
NEW UNION STREET
Core 4

"Retained Parts" means all parts of the Building which do not comprise Lettable Areas and includes:

(A)	the Common Parts; and
(B)	all parts of the Building reserved for the housing of the Services Systems or otherwise required or used for the provision of the Services; and
(C)

all structural or load bearing walls, columns, slabs, joists and beams forming part of the Building, its foundations and roofs and all external parts of the Building the repair and maintenance of which are not the responsibility of tenants or other occupiers of the Building; and

(D)	all party structures, boundary walls and railings, if any, within the boundaries of the Building.

‘'Schedule of Condition" means the schedule of condition in relation to the Premises annexed hereto as appendix 1.

"Service Charge" means 10.64% of the sums payable by the Landlord to the Superior Landlord under clause 32 of the Superior Lease and provided that the Tenant's proportion shall not be increased by reason of the remainder of the Landlord's Premises not being occupied by a tenant or other occupier paying towards the Service Charge.

"Services" means the services to be provided by the Superior Landlord for the benefrt of the Building and its tenants and occupiers in accordance with clause 31 of the Superior Lease.

"Services Systems" means all electrical and mechanical apparatus, plant, machinery and equipment installed in the Building from time to time, including those listed in part 2 of schedule 1, used for the provision of services and facilities within or to the Building but excludes any installed by the Tenant or any other tenant or occupiers of the Building which are tenant's fixtures.

‘'Statute" means every Act of Parliament, including any named in this Lease, in force during the Term together with all other legislation having effect in England and Wales.

"Superior Landlord" means the Landlord for the time being of the Superior Lease.

"Superior Lease" means a lease of Levels 0-5 CityPoint, One Ropemaker Street, London EC2 dated 6 April 2000 made between (1) Wates City Point First Limited and Wates City Point Second Limited and (2) Sands service Company (No.2) and includes any documents supplemental to it at the date of this Lease.

''Tenant's Covenants" means the obligations in this Lease to be complied with by the Tenant.

"Term" means the Contractual Term.

"Uninsured Risks" means any risks expressly specified in the definition of the Insured Risks which render the Premises unfrt for occupation and use or inaccessible and which are not insured because insurance for such risks is not available or is not available in the London insurance market at economic rates.

‘'Use Classes Order" means the Town and Country Planning (Use Classes) Order 1987 as at the date ofthis Lease.

"Utilities’’ means the drainage of surface water and sewage and the supply or transmission of electricity, gas, telecommunications, water or any other services or supplies made to or consumed in the Building.

"Value Added Tax" includes any future tax of a like nature.

''Working Days" means any day other than a Saturday or Sunday or traditional public holidays from time to time.

1.2	The Particulars

The Particulars form part of this Lease and words and expressions defined in the Particulars shall be treated as defined terms in this Lease.

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1.3	Construction

In this Lease, unless the contrary intention appears:

(A)	references to Statute include references to:
(1)	that Statute as amended or re-enacted or as other Statutes modify its application from time to time; and
(2)	any subordinate legislation made or to be made under that Statute; and
(B)

references to clauses or schedules are references to clauses in or schedules to this Lease and references to paragraphs are references to paragraphs in the schedule in which those references are made; and

(C)	references to the singular include the plural and vice versa; and
(D)	references to the parties include their successors in title; and
(E)	references to persons include individuals, companies, firms, partnerships, govemment bodies or agencies and corporations sole and aggregate; and
(F)	references to the masculine gender include the feminine and the neuter genders and vice versa; and
(G)

references to an indemnity mean an indemnity against all actions, claims, demands and proceedings made against the Landlord and all costs, expenses, liabilities and losses incurred directly or indirectly by the Landlord and "indemnify" and "indemnified" shall be construed in the same way; and

(H)	references to the Premises, the Building and Adjoining Property include any part of them; and
(I)	references to the end of the Term include the determination of the Term before the end of the Contractual Term; and
(J)

where the Tenant requires the consent of the Landlord to any Alterations, any change of the Authorised Use or any assignment or any underletting, such consent shall not be effective unless given by way of a formal licence executed as a deed; and

(K)

any reference to the date of assignment shall mean the date of the deed of assignment or transfer of this Lease and any covenants given to the Landlord on any assignment of this Lease shall take effect from such date; and

(L)

any obligation on the Tenant includes an obligation on the Tenant to ensure that any person deriving title under the Tenant and its and their agents, employees, licensees and any other person under its or their control comply with that obligation and any reference to an act or default of the Tenant includes the act or default of those persons; and

(M)	any obligation on the Tenant not to do an act or thing includes an obligation not to knowingly permit or allow that act or thing to be done; and
(N)	any obligations entered into by more than one person in this Lease are entered into jOintly and severally; and
(O)

any reference to the right of the Landlord to have access to, enter or call for information on the Premises shall be construed as extending to all persons authorised by it, including professional advisers, contractors, workmen and others, and any rights expressed to be reserved in favour of the Landlord shall be deemed to extend to the Superior Landlord and any mortgagee of the Premises, and all persons authorised by the Superior Landlord or mortgagee, including its or their agents, profeSSional advisers, contractors and workmen;

(P)

any provisions in this Lease referring to the consent or approval of the Landlord shall be construed as also requiring the consent or approval of the Superior Landlord (and/or its mortgagee) where such consent shall be

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required, but nothing in this Lease shall be construed as implying that any obligation is imposed upon the Superior Landlord (and/or its mortgagee) not unreasonably to refuse or delay any such consent or approval;

(Q)

any question or dispute arising under the Superior Lease which also affects or relates to the provisions of this Lease is to be determined as provided in the Superior Lease and the determination is to be binding on the Tenant;

(R)	the headings shall not affect the interpretation of this Lease; and
(S)	all agreements and obligations by any party contained in this Lease (whether or not expressed to be covenants) shall be deemed to be, and shall be construed as, covenants by such party;
(T)	if any provision in this Lease is held to be illegal, void, invalid or unenforceable for any reason, the legality, validity and enforceability of the remainder of this Lease shall not be affected.

PART 2 : CREATION OF THE LETTING AND RIGHTS AND RESERVATIONS

2.	Letting and term
2.1	Creation of the Contractual Term

The Landlord lets the Premises to the Tenant for the Contractual Term reserving the Rents.

2.2	Re-entry

The Landlord shall be entitled to re-enter the Premises or any part of them and by so doing end this Lease if:

(A)	the Rents or any part of them remain unpaid twenty one days after becoming payable, whether (in the case of Principal Rent) formally demanded or not; or
(B)	the Tenant does not comply with the Tenant's Covenants; or
(C)	there is an Event of Insolvency; or
(D)	any process of distress, execution or similar process is levied against any of the assets and undertaking of the Tenant at the Premises.
2.3	Termination on destruction

If an Insurance Event damages or destroys so as to render the Premises or those areas which the Tenant enjoys rights pursuant to the terms of this Lease substantially unfit for use and occupation or renders them inaccessible and they have not been reinstated and made accessible then:

(A)	if either:
(1)	the Superior Landlord or the Landlord serves notice on the other under clause 29.7.1 ofthe Superior Lease; or
(2)	the Landlord serves notice on the Superior Landlord under clause 29.7.2 of the Superior Lease; or
(3)	the Superior Landlord serves notice on the Landlord under clause 29.8 of the Lease; or
(4)	on the date which is two years and six months follOwing the Insurance Event's occurrence the Landlord or the Tenant serves not less than six months' prior written notice on the other this Lease shall end on the date the relevant notice expires ,unless clauses 2.3(C) or 2.3(0) apply, and each of the Superior Landlord and the Landlord shall be entitled to retain for their own benefit all insurance moneys received or receivable under any policy of insurance maintained by then; and

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(B)	the Landlord shall provide the Tenant with a copy of any notice served referred to in clauses 2.3(A)(1) to 2.3(A)(3); and
(C)

if any insurance moneys have been withheld in whole or in part due to the act or default of the Tenant, any notice served by the Tenant under clause 2.3(A)(4) shall be ineffective unless the Tenant has complied with clause 5.12; and

(D)	if the Premises have been reinstated and made accessible by the date any notice served by the Tenant under clause 2.3(A)(4) expires, this Lease shall not end.

Any dispute about the operation of this clause 2.3 shall be submitted at the request of the Landlord or the Tenant to the decision of a single arbitrator under the Arbitration Act 1996.

2.4	Exclusion of Sections 24 to 28 Landlord and Tenant Act 1954

In relation to the 1954 Act:

(A)	the Tenant confirms that before it became contractually bound to enter into the tenancy created by this Lease:
(1)	the Landlord served on the Tenant the Notice; and
(2)	the Tenant, or a person duly authorised by the Tenant, made the Declaration; and
(3)	where the Declaration was made by a person other than the Tenant, the declarant was duly authorised by the Tenant to make the Declaration on the Tenant's behalf; and
(B)	the Landlord and Tenant agree to exclude the provisions of ss24 to 28 (inclusive) of the 1954 Act in relation to the tenancy created by this Lease.
2.5	Effect of termination

When this Lease ends it shall be without prejudice to any outstanding liabilities of any party to any other party.

3.	Rights and reservations
3.1	Rights granted

The Landlord lets the Premises together with the rights set out in schedule 2:

(A)	for the benefit of the Tenant and any person deriving title under the Tenant; and
(B)	in common with the Superior Landlord, Landlord and all others authorised by them; and
(C)	subject to the right of the Superior Landlord to interrupt, modify or end these rights under the terms of the Superior Lease; and
(D)

subject to the right of the Landlord to interrupt, modify or end the rights in schedule 2 without any liability to the Tenant if it grants the Tenant such alternative rights as may be necessary for the proper use and enjoyment of the Premises.

3.2	Reservations in the Superior Lease

The Premises are let subject to the rights, for the benefit of the Superior Landlord and all others authorised by it, over the Premises set out in schedule 2 to the Superior Lease.

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3.3	Rights reserved

The Landlord reserves throughout the Term to itself and all others authorised by it the rights over the Premises set out in schedule 3 which may be exercised without any liability to the Tenant beyond that set out in schedule 3 and the Tenant shall not prevent or interfere with the exercise of these rights.

3.4	Title matters

The Premises are let subject to the title matters set out in schedule 6 to the Superior Lease save that the date 15 September 1997 shall be deemed deleted and substituted with the date 4 May 2012 and the reference to the entry 7 of the charges register shall be deemed deleted and substituted with entries 13 and 14 of the charges register and all other easements, covenants, privileges and rights enjoyed over or against the Building so far as any of them are still subsisting and capable of taking effect.

3.5	No implied or prescriptive rights
(A)	section 62 Law of Property Act 1925 shall not apply to this Lease; and
(B)

the Tenant shall not be entitled to the benefit of or to claim or enforce against the Landlord or any other person any covenant, right, agreement, privilege or easement in respect of the Premises, the Building or any Adjoining Property except those expressly granted in clause 3.1; and

(C)

any other right from time to time enjoyed by the Tenant in respect of the Premises, the Building or any Adjoining Property shall be enjoyed by the consent of the Landlord, terminable at any time by notice in writing to the Tenant and without any liability to the Tenant.

3.6	No benefit of covenants and conditions

Nothing in this Lease shall give the Tenant any right to claim or enforce against the Landlord or any other person or to receive the benefit of any covenant, term or condition in any lease (other than this Lease), deed or document relating to the Premises, the Building or any Adjoining Property.

3.7	Use of the Building and Adjoining Property

Nothing in this Lease shall limit or affect the rights of:

(A)	the Superior Landlord, the Landlord or any other person in relation to the remainder of the Building; or
(B)	the Landlord or any other person in relation to the remainder of the Landlord's Premises; or
(C)	the Superior Landlord, the Landlord or any other person in relation to any Adjoining Property to use or otherwise deal with the remainder of the Building, the Landlord's Premises and any Adjoining Property in such manner and for any purpose as it wishes (save that upon request from the Tenant (and at the Tenant's cost) the Landlord shall in circumstances where the Tenant's use and enjoyment of the Premises is materially adversely affected use all reasonable endeavours to procure that the Superior Landlord enforces such rights as the Superior Landlord has against other tenants in the Building).

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PART 3: RENTS

4.	Rents
4.1	Rents payable

During the Term the Tenant shall pay to the Landlord by way of rent without any abatement, counterclaim, deduction, reduction or set-off whatsoever unless required to do so by any Statute:

(A)	the Principal Rent by equal quarterly payments in advance on the Quarter Days which, if the Landlord requires, shall be paid by banker's standing order; and
(B)	the Insurance Rent, which shall be payable within five working days of demand; and
(C)	the Service Charge which shall be payable within five working days of demand; and
(D)	the Energy Charge; and
(E)	the CRC Charge; and
(F)	any other sums expressed to be payable as additional rent under this Lease, which shall be payable on demand.
4.2	First payment of Principal Rent

Principal Rent for the period from and including the Rent Commencement Date to the next Quarter Day shall be paid on the Rent Commencement Date.

4.3	Payment of Insurance Rent, Service Charge, Utilities and Outgoings

Insurance Rent, Service Charge, Utilities and Outgoings shall be payable from and including the Term Commencement Date.

4.4	Value Added Tax

Each sum payable by the Tenant under this Lease shall be treated as being exclusive of Value Added Tax. The Tenant shall pay as additional rent any Value Added Tax properly demanded by the Landlord:

(A)	on the Rents; and
(B)	on any supply made by the Landlord under this Lease; and
(C)

on any supply made to the Landlord or any other person that the Tenant covenants to reimburse, but only to the extent that the person to whom the supply was made is unable to recover the Value Added Tax and the Landlord shall provide the Tenant with a valid Value Added Tax invoice relating to such payment within five working days thereafter.

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4.5	Overpayment of Value Added Tax

If any amount paid by the Tenant to the Landlord in respect of Value Added Tax was not properly chargeable:

(A)	if the prescribed VAT accounting period of the Landlord in which the Value Added Tax was charged has not ended, the Landlord shall repay the Valued Added Tax promptly to the Tenant; and
(B)

if the prescribed VAT accounting period of the Landlord in which the Value Added Tax was charged has ended, the Landlord shall use reasonable endeavours, at the Landlord's expense, to obtain the repayment of the Value Added Tax as soon as possible. Upon receipt of the repayment, the Landlord shall repay the amount recovered promptly to the Tenant.

4.6	Interest on late payments

The Tenant shall pay as additional rent interest on any sums due to the Landlord which have been fonnally demanded by the Landlord (save in the case of the Principal Rent) but which are not paid within seven days of the due date for payment or, for Principal Rent, on the due date for payment. Interest shall be calculated at the Prescribed Rate, both before and after any judgment, from the due date for payment to the date on which payment is made. It shall accrue on a daily basis.

4.7	Suspension of rent

The following provisions shall apply following an Insurance Event which renders the Premises unfit for occupation and use or inaccessible:

(A)

the Principal Rent and the Service Charge, or a proper proportion according to the extent of the damage or destruction, shall be suspended except to the extent that any insurance moneys are withheld due to the act or default of the Tenant; and

(B)

the period of suspension shall be from the date of the Insurance Event until the date when the Premises are reinstated or made fit so as to render the Premises fit for occupation and use and made accessible by the Superior Landlord under the Superior Lease or the Landlord under this Lease or, if earlier, the date on which the period covered by the Superior Landlord's or the Landlord's (as appropriate) loss of rent insurance expires provided that such suspension shall not apply to the extent that the policy or policies of insurance in respect of loss of rent shall have been invalidated and the payment of the policy monies properly refused wholly or partly as a result of some act or default of the Tenant or any undertenant or occupier of the Premises or any of their respective agents licensees visitors or contractors or any person under the control of any of them; and

(C)	any dispute about the operation of this clause 4.7 shall be submitted at the request of the Landlord or the Tenant to the decision of a single arbitrator under the Arbitration Act 1996; and
(D)

if the Tenant shall have paid any sum comprising the Principal Rent or Service Charge in advance in respect of a period following the date of damage or destruction the Landlord shall on whichever shall be the earlier of the end of the period in respect of which the sum was paid and the date upon which the Premises are rendered fit for beneficial use as aforesaid refund (unless the insurance shall have been vitiated by the Tenant) the same or a due proportion thereof (but excluding always any Insurance Rent, Service Charge, Energy Charge or other sums used or to be used by the Landlord to pay for insurance, services or other items of expenditure) according to the length of time and the extent to which the Premises are unfit for occupation or use for the use pennitted by this Lease.

4.8	Suspension of Rent Free Period

If the suspension of rent provisions in clause 4.7 (relating to an Insured Risk) apply during at any time prior to the Rent Commencement Date, the Principal Rent (or a fair proportion according to the nature and extent of the damage) shall not be payable for a further period which is equivalent to the period between (i) the date of damage or destruction causing the suspension provisions to apply and (ii) the date on which re-instatement of the damage or destruction has taken place.

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PART 4: INSURANCE

5.	Insurance obligations
5.1	Insurance of the Building

The Landlord shall use all reasonable endeavours to procure that the Superior Landlord insures the Building against the Insured Risks in accordance with the terms of the Superior Lease.

5.2	Supplemental insurance

The landlord shall insure in an insurance office of good repute and through such agency as the Landlord may from time to time determine or through underwriters at Lloyds the landlord's Premises:

(A)

against damage or destruction by any of the Insured Risks if the Superior Landlord fails to insure the Landlord's Premises against damage or destruction by any such Insured Risks in accordance with the terms of the Superior Lease in each case in its full reinstatement cost including demolition, site clearance, hoarding and shoring up and all surveyor's, architect's and legal and professional fees and statutory fees together in each case with Value Added Tax; and

(B)

three years' loss of the Principal Rent and Service Charge, in respect of the Landlord's Premises taking into account the Landlord's reasonable estimate of any increase in those rents upon any rent review or new letting but only insofar as, and to the extent that, such Principal Rent and Service Charge is not insured under the Superior Landlord's policy or policies of insurance and such Principal Rent and Service Charge is more than that reserved in the Superior Lease.

5.3	Notice of Tenant's interest

The Landlord shall use its reasonable endeavours:

(A)

where the Landlord is entitled to make a request to do so under the Superior Lease, to procure that the Superior Landlord notes the interest of the Tenant on any policy or policies of insurance of the Building effected by the Superior Landlord under the Superior Lease; and

(B)	to note the interest of the Tenant on any policy or poliCies of insurance of the Landlord's Premises maintained by the Landlord under clause 6.2.

The Landlord's obligations under this clause 5.3 shall be satisfied if the relevant policy or policies of insurance contain provisions which deem the interest of any tenant or undertenant of the Building or the Landlord's Premises to be noted on them.

5.4	General insurance provisions

The Landlord's obligations under clause 5.2 shall be subject always to:

(A)	cover being normally available with insurance offices of good repute in the United Kingdom or through underwriters at Lloyd's on reasonable commercial terms; and
(B)

such Insurance Excesses, exclusions and conditions in the United Kingdom insurance market in which the insurance is placed applicable to the area in which the Building is situated or the type of building insured including any exclusions in respect of Terrorist Activity; and

(C)	any policy of insurance not being made void or voidable by any act or default of the Tenant; and
(D)	in respect of the Landlord's obligations under clause 6.2, the Tenant notifying the Landlord of the reinstatement value of any Alterations.

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5.5	Insurance Rent

The Tenant shall pay to the Landlord:

(A)

10.64% of the sums defined as "Insurance Rent" in the Superior Lease and charged to the Landlord by the Superior Landlord under the terms of the Superior Lease and provided that the Tenant's proportion shall not be increased by reason of the remainder of the Landlord's Premises not being occupied by a tenant or other occupier paying towards the "Insurance Rent"; and

a due proportion, to be fairly, properly and reasonably determined by the Landlord, of:

(B)	any costs incurred by the Landlord under clause 5.2; and
(C)	where the Landlord insures the Landlord's Premises under clause 6.2, the costs incurred by the Landlord in valuing the Landlord's Premises at reasonable intervals for insurance purposes; and
(D)	any Insurance Excess; and
(E)	the Landlord's costs of preparing, making and settling any insurance claim under any policy of insurance maintained by the Landlord; and
(F)	all other sums payable by the Tenant to the Landlord under this clause 5,

and provided that the Tenant's proportion shall not be increased by reason of the remainder of the 6th Floor forming part of the Landlord's Premises not being occupied by a tenant or other occupier paying towards costs listed above.

5.6	Reinstatement of the Building

Following an Insurance Event, except to the extent that the insurance moneys are properly withheld due to the act or default of the Tenant and not made good by the Tenant under clause 5.12, the Landlord shall:

(A)

use all reasonable endeavours to procure that all insurance moneys received from the insurer by the Superior Landlord are laid out towards rebuilding or reinstating the Building in accordance with the Superior Landlord's obligations in the Superior Lease; and

(B)	where any insurance moneys in respect of the Landlord's Premises are payable to the Landlord:
(1)

use all reasonable endeavours to obtain any planning permissions and other approvals (including the consent of the Superior Landlord) required for the rebuilding and reinstatement of the Landlord's Premises, but without any obligation to appeal against a refusal to grant planning permission or any other approval; and

(2)

subject to those planning permissions and approvals being obtained, procure that all insurance moneys received from the insurer by virtue of clause 5.2(A) are laid out towards rebuilding or reinstating the Landlord's Premises as soon as reasonably practicable making up any deficiency out of out of its own monies.

5.7	Manner of reinstatement

Where the Landlord reinstates the Building or the Landlord's Premises the Landlord shall:

(A)

reinstate the Building or the Landlord's Premises in substantially as convenient a form from the point of view of the Tenant as it was prior to any such damage or destruction (but not so as to provide identical accommodation if it would not be reasonably practicable to do so) and so that the Landlord may make changes to take account of modem first class office specification at the relevant time; and.

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(B)

carry out any works of reinstatement or replacement in a good and workmanlike manner in accordance with good building practice and using good sound and suitable materials and in accordance with all necessary consents and Statute to the extent that such are obtainable in the market at the time at reasonable rates and on reasonable terms;

PROVIDED THAT if it is not reasonably possible to rebuild or reinstate the Building or the Landlord's Premises in accordance with clause 5.7(A) or (B) above, the Landlord shall rebuild or reinstate the same making any necessary changes provided that the use and enjoyment of the Premises and the ability of the Tenant and any lawful occupier to use the Premises benefiCially for the Permitted Use shall not be materially and adversely affected.

5.8	Impossibility of reinstatement

If the Superior Landlord or the Landlord are unable to rebuild or reinstate the Building or the Landlord's Premises for any reason beyond their control, then they shall not be under any obligation to do so and shall be entitled to retain for their own benefit all insurance moneys received or receivable under any policies of insurance maintained by them (in the case of the Superior Landlord, in accordance with the terms ofthe Superior Lease).

5.9	Commission and agency fees

The Landlord shall be entitled to retain for its own benefit any agency fee or other commission paid or allowed by the insurers.

5.10	Certificate of insurance

The Landlord shall:

(A)	give the Tenant full details of the insurance of the Building maintained by the Superior Landlord under the Superior Lease on receipt of such information from the Superior Landlord; and
(B)	give the Tenant full details of the insurance of the Landlord's Premises maintained by the Landlord under this Lease (if any),

and in each case notify the Tenant in writing of any material change in the terms of cover from time to time and shall supply a copy of any new form of policy which becomes applicable as a consequence.

5.11	Increased insurance costs

The Tenant shall not knowingly do or bring anything upon the Premises or any other part of the Building which may increase the premium payable for any policy of insurance effected by the Superior Landlord under the Superior Lease or by the Landlord under this Lease. If the Tenant breaches this obligation, it shall pay the amount of any increased premium to the Landlord and indemnify the Landlord against the amount of any increased premium payable by the Landlord to the Superior Landlord under the Superior Lease arising from the Tenant's breach.

5.12	Invalidation of insurance

The Tenant shall not knowingly do or bring anything upon the Premises or any other part of the Building which may invalidate any policy of insurance effected by the Superior Landlord under the Superior Lease or by the Landlord under this Lease. If any insurance moneys become irrecoverable due to the act or default of the Tenant, it shall pay the amount irrecoverable to the Landlord and indemnify the Landlord against all sums payable by the Landlord to the Superior Landlord under the Superior Lease arising from the Tenant's breach.

5.13	Compliance with insurer's requirements

The Tenant shall comply with the proper requirements and reasonable recommendations of the insurers of the Building or the Landlord's Premises so far as the same have been communicated to the Tenant and relate to the Premises or the use of the Common Parts.

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5.14	Notification

The Tenant shall promptly give notice to the Landlord if:

(A)	there is an Insurance Event; or
(B)

the Tenant becomes aware of any matter which would invalidate or give the insurers of the Building or the Landlord's Premises grounds for avoiding any policy of insurance relating to the Building or the Landlord's Premises or which might increase the premium payable for any insurance of the Building or the Landlord's Premises maintained by the Superior Landlord under the Superior Lease or by the Landlord under this Lease.

5.15	Non Invalidation Clause

The Landlord shall use reasonable endeavours to ensure that every policy of insurance effected by the Landlord and/or the Superior Landlord hereunder and under the Superior Lease contains a non-invalidation clause to the effect that the policy shall not be avoided by any act or omission or by any alteration whereby the risk of damage or destruction is increased unknown to or beyond the control of the Landlord and/or the Superior Landlord and a provision whereby the insurers agree to waive all rights of subrogation remedies or relief to which the insurers might become subrogated against the Tenant (unless the loss has been occasioned by or contributed to by the fraudulent or criminal or malicious act of the Tenant).

5.16	Vacating Premises

Following any Insurance Event, the Tenant shall, if requested to do so by the Superior Landlord or the Landlord, vacate those parts of the Premises which have been damaged or destroyed or which the Superior Landlord or the Landlord reasonably requires access to in order to enable the Superior Landlord to comply with its reinstatement obligations under the Superior Lease or Landlord to reinstate under this Lease.

5.17	Tenant's insurance

The Tenant shall not insure the Superior Landlord's or the Landlord's interest in the Building or the Landlord's Premises against any of the Insured Risks. If the Tenant breaches this clause 5.17, it shall hold the benefit of any insurance moneys which it receives in respect of such interest on trust for the Superior Landlord and the Landlord and shall pay such sums to the Superior Landlord or the Landlord or, if they so request, layout such sums in reinstating the damage in respect of which those sums were paid.

5.18	Tenant's third party liability

The Tenant shall insure its public liability and employer's liability in respect of the Premises.

5.19	Uninsured Risk Damage

If and whenever during the Term the Building is damaged or destroyed by an Uninsured Risk so that the Premises or any part of them are thereby unfit for occupation or use or inaccessible in accordance with this Lease then:

(A)

for the purpose of the repairing clauses under this Lease such destruction or damage shall be deemed to have been damage or destruction caused by an Insured Risk and the Tenant shall not be required to repair such damage in accordance with its covenants;

(B)

no later than two years after the damage or destruction in question the Landlord shall give written notice to the Tenant (the "Election Notice") stating whether or not the Landlord or the Superior Landlord proposes to rebuild or reinstate the Building at its own cost (enclosing a copy of any notice and accompanying documentation received by the Landlord from the Superior Landlord pursuant to the provisions of the Superior Lease and if the Landlord proposes to reinstate enclosing evidence that the Landlord has taken such reasonable and proper steps as may be necessary to enable the Landlord to fulfil such intentions or that there is a reasonable prospect that the Landlord will be able to do so);

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(C)

if the Election Notice states that the Landlord or the Superior Landlord does propose to rebuild or reinstate the Building at its own cost then for all the purposes of this Lease the Building shall be deemed to have been damaged or destructed by an Insured Risk in respect of which the full insurance monies are recoverable by the Landlord or the Superior Landlord under the policy or policies of insurance for the Building and the Landlord shall use all reasonable endeavours to procure that the Superior Landlord reinstates the Building in accordance with its reinstatement obligations under the Superior Lease and if the Landlord is reinstating in accordance with its obligations specified in this Lease and for the avoidance of doubt the Landlord and/or the Superior Landlord shall not recover the cost of repairing such damage under the Service Charge or otherwise under this Lease;

(D)

if the Election Notice states that the Landlord does not propose to rebuild or reinstate the Building or if no Election Notice is served within the period referred to in clause 5.19(B) above then either the Landlord or the Tenant may at any time thereafter give written notice to the other to determine this Lease whereupon this Lease shall forthwith determine with immediate effect but without prejudice to any rights or liabilities in respect of any antecedent breaches;

(E)	50% of the Principal Rent or 50% of a fair proportion according to the nature and extent of the damage sustained will be suspended until the earlier of:
(1)	the date the Premises shall again be fit for occupation and use and accessible and ready for the Tenant's fitting out works; or
(2)	the date this Lease shall determine in accordance with clauses 5.19(0) above or 5.19(F) below;
(3)	the date two years from the date of damage or destruction

and thereafter the Principal Rent and the Service Charge or a fair proportion thereof according to the nature and the extent of the damage sustained shall be suspended until the Premises shall again be fit for occupation and use and accessible and ready for the Tenant's fitting out works or the date this Lease shall determine in accordance with clauses 5.19(0) above or 5.19(F) below;

(F)

if following the service of the Election Notice the Premises shall not be fit for or capable of full beneficial occupation and use by the Tenant for the use permitted by this Lease and accessible within three years after the occurrence of the damage by an Uninsured Risk either the Tenant or the Landlord may at any time prior to the Premises being rebuilt or reinstated so as to render the Premises capable of full beneficial use as aforesaid terminate this Lease by written notice to the other party but without prejudice to any claim either party may have against the other in respect of any antecedent breach of their respective obligations hereunder.

PART 5: TENANT'S COVENANTS

6.	Financial obligations
6.1	Payment of Outgoings

The Tenant shall pay and indemnify the Landlord against all Outgoings except for:

(A)	any tax, other than Value Added Tax, payable by the Landlord on the Rents; and
(B)	any tax on any dealing by the Landlord with its interest in the Premises or the Landlord's Premises.
6.2	loss of rating relief

If the Tenant claims any rating relief during the Term for empty premises, it shall pay to the Landlord on demand an amount equal to any rating relief which the Landlord is unable to claim after the Term has ended as a result of the Tenant having made such a claim.

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6.3	Rating Proposals

The following provisions shall apply in respect of any Rating Proposal:

(A)

the Tenant shall notify the Landlord as soon as it is aware of any Rating Proposal made by a third party and shall not agree to any Rating Proposal or make any Rating Proposal itself without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed); and

(B)	unless the Tenant can demonstrate to the reasonable satisfaction of the Superior Landlord and the Landlord that the Rating Proposal would increase the Outgoings the Tenant shall:
(1)	not object to any Rating Proposal made by the Superior Landlord or the Landlord or to the outcome of any Rating Proposal; and
(2)	co-operate with the Superior Landlord and the Landlord in making any Rating Proposal and give the Superior Landlord and the Landlord such information as they reasonably request; and
(3)	sign all consents, authorisations or other documents as the Superior Landlord or the Landlord reasonably request to give full effect to the Rating Proposal or its outcome.
6.4	Payment for Utilities

To the extent the same are not recovered through the Energy Charge, the Tenant shall pay for all Utilities used by the Tenant (and/or a fair proportion of the cost of Utilities used by the Premises together with the remainder of the premises demised under the Superior Lease) and any related meter rents, installation charges and connection charges.

6.5	To pay costs

The Tenant shall pay all proper costs, charges and expenses incurred by or on behalf of the Landlord (together with the Landlord's own administrative and management expenses)  in relation to:

(A)

the preparation and service of any notice and any proceedings under ss146 or 147 Law of Property Act 1925 or the Leasehold Property (Repairs) Act 1938 whether or not forfeiture is avoided other than by relief granted by the court; and

(B)	the preparation and service on any undertenant of any notice under s.6 Law of Distress Amendment Act 1908; and
(C)	the preparation and service of any notice under s.17 of the 1995 Act; and
(D)	the recovery of any arrears of the Rents, whether by action or otherwise; and
(E)

the preparation and service of a schedule of dilapidations at any time during or within three months after the end of the Term (but relating to all cases only to such wants of repair which accrued not later than the expiration of the Term); and

(F)

any action taken by the Landlord to ensure that the Tenant makes good any breach of the Tenant's Covenants including, without limitation, any survey carried out by or on behalf of the Landlord to determine the nature and extent of any

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(G)

the application for consent to any matter for which the consent or approval of the Landlord is required under this Lease whether such consent is granted or not for any reason unless the Landlord acts unreasonably in refusing consent. Any costs payable under this clause 6.5(G) shall:

(1)	be payable to the extent only that they are proper and reasonable; and
(2)	include the proper and reasonable costs of the Superior Landlord where the cost of the Superior Landlord is required under the terms of the Superior Lease.
6.6	Indemnity

The Tenant shall keep the Landlord indemnified against any breach of the Tenant's Covenants or any act or default of the Tenant in relation to the Premises save that the Landlord shall be obliged to use reasonable endeavours to mitigate its loss. Repair and redecoration

7.	Repair and redecoration
7.1	Upkeep of the Premises

Subject to clause 7.3, the Tenant shall:

(A)

keep the Premises in good and substantial repair and condition provided that the Tenant shall not be obliged to keep the Premises in any better state and condition than that evidenced by the Schedule of Condition; and

(B)	replace any carpets and other floor coverings with new articles of a similar kind and quality at the end of the Term; and
(C)	replace:
(1)	any landlord's fixtures; and
(2)

any blinds, curtains or other window coverings in the Premises with new articles of a similar kind and quality if they become incapable of repair or, in the case of plant and eqUipment, if they cease to operate properly; and

(D)	redecorate the Premises intemally within the three months before the end of the Term; and
(E)	as often as reasonably necessary, wash down all tiles, glazed bricks and similar washable surfaces provided that the Tenant shall not paint, or otherwise treat, surfaces within the Premises not previously painted or treated without the Landlord's prior written consent, such consent not to be unreasonably withheld or delayed.

7.2	Cleaning

The Tenant shall:

(A)

keep the Premises in a clean and tidy condition and (save to the extent that the Tenant employs and utilises its own cleaning staff) employ only the Superior Landlord's nominated cleaning contractors or the Landlord's cleaning contractor for such purposes, but so that:

(1)

the Landlord shall consult with the Tenant in relation to each proposed appointment, and the Landlord shall use all reasonable endeavours to procure that the Superior Landlord shall have due regard to any proper and reasonable representations made by the Tenant relating to the identity of all such cleaning contractors;

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(2)

if the Tenant reasonably and properly determines that the service provided by the Superior Landlord's nominated cleaning contractor is unsatisfactory, and the Landlord fails within a reasonable time of being requested by the Tenant to procure a reasonable improvement, the Tenant shall (subject to the Superior Landlord agreeing thereto pursuant to the terms of the Superior Lease) be entitled to appoint its own competent and reputable cleaning contractors;

(B)	as often as may be necessary, property clean the inside surfaces of all exterior windows and windows looking onto any galleria or atrium and:
(1)

in the event that the Superior Landlord enforces clause 10.5.3(a) of the Superior Lease keep the toilets shown shaded yellow on Plan A in a clean and tidy condition, and either appoint competent and reputable cleaning contractors for such purposes, or employ its own cleaning staff, provided that, to the extent the Landlord (acting reasonably) or the Superior Landlord considers the said toilets are not being kept in a clean and tidy condition, the Landlord shall be entitled to appoint its own cleaning contractors for such purposes, and the Tenant shall then no longer be entitled or obliged to provide such cleaning contractors under this clause 7.2(8)(1);

(2)

permit the Landlord, its servants, agents and contractors after reasonable prior notice (but not less than ten (10) Working Days prior notice save in emergency (where no notice need be given)) to enter the Premises to inspect the toilets and thereafter to carry out any works of refurbishment as the Landlord or the Superior Landlord may require, such works to be carried out in accordance with a programme, and subject to conditions including access, security and hours of working, first approved by the Tenant, such approval not to be unreasonably withheld or delayed PROVIDED THAT the Tenant may from time to time request the Landlord to carry out such refurbishment works, and, if the Landlord declines so to do, then the Tenant may itself carry out such works in accordance with details previously approved by the Landlord, such approval not to be unreasonably withheld or delayed.

7.3	Insurance Events

Clause 7.1 shall not apply to any damage to or destruction of the Premises which is an Insurance Event except to the extent that the insurance moneys are withheld due to the act or default of the Tenant.

7.4	Manner of redecoration

The Tenant shall carry out all redecoration with appropriate materials in a good, substantial and workmanlike manner and in accordance with best modern practice in colours and with materials previously approved in writing by the Landlord, such approval not to be unreasonably withheld or delayed. In the final three months of the Term, the Tenant shall use such colours and materials as the Landlord requires.

7.5	Making good disrepair

The Tenant shall carry out any works required to remedy any breach of the Tenant's Covenants relating to the repair and condition of the Premises within three months after the service of any notice specifying the works required or immediately in case of emergency. In default, the Landlord with its contractors may enter and remain upon the Premises to carry out those works itself and all proper costs incurred by the Landlord shall be a debt payable on demand to the Landlord by the Tenant. For the avoidance of doubt the Tenant shall not be required to reimburse the Landlord for any costs which put the Premises in any better condition than as evidenced by the Schedule of Condition.

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7.6	Defective premises

The Tenant shall do everything necessary to comply with the Defective Premises Act 1972 and in particular shall:

(A)	promptly give notice to the Landlord of any defect in the Premises or the Building which may give rise to a duty of care on the Superior Landlord or the Landlord under that Act; and
(B)	not do any act or thing which might breach any duty of care on the Superior Landlord or the Landlord under that Act; and
(C)	display and maintain on the Premises any notices which the Superior Landlord or the Landlord may reasonably require.
8.	Alterations
8.1	No structural alterations
(A)

The Tenant shall not alter, cut into or remove any of the principal or load-bearing walls, floors, beams or columns in or enclosing the Premises, or carry out any alteration or addition incapable of being fully reinstated at the expiry or sooner determination of the Term.

(B)

Notwithstanding clause 8.1(A) the Tenant shall be entitled to make minor openings in floor slabs or interior walls in the Premises and into other immediately adjacent or contiguous premises in the Building let to the Tenant (and which continue at the time of the making of the minor openings to be let to the Tenant) which do not (whether individually or in aggregate) adversely affect the structural integrity of the Building or the operation of any of the mechanical, electrical, sanitary, heating, ventilation, air conditioning or other services within the Building subject to first obtaining the Landlord’s written consent (such consent not to be unreasonably withheld or delayed).

8.2	No alterations to landlord's fixtures

The Tenant shall not make any alteration or addition to any of the landlord's fixtures or to any of the Conduits in the Premises without the Landlord's consent, such consent not to be unreasonably withheld or delayed.

8.3	Non-structural alterations

The Tenant shall not make any alteration or addition of a non-structural nature to the Premises without the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed in circumstances where such alterations do not materially adversely affect the Premises or the efficiency of the mechanical, electrical, sanitary, heating, ventilation, air-conditioning or other services in the Premises (otherwise than temporarily until they have been re-balanced) and do not adversely affect anything outside the Premises (including the external appearance of the Building) or the efficacy of the mechanical, electrical, sanitary, heating, ventilation, air conditioning or other services in the Building (otherwise than temporarily until they have been re-balanced) and any obligation to supply air conditioning and/or heating to the Premises shall be qualified to the extent the Landlord or the Superior Landlord is prevented or restricted from doing so by reason of alterations carried out pursuant to this clause 8.3, but the Tenant shall:

(A)	supply the Landlord beforehand with plans showing its proposed layout and all other relevant details together with particulars of its type and design;
(B)	comply with all statutory requirements applicable to the works being carried out; and,
(C)

within fifteen (15) Working Days after substantial completion of the works, provide the Landlord with two sets of final "as-built" plans and specifications and a set of plans and specifications showing the Premises prior to the commencement of the works (in both cases hard copy and CAD disk) for retention.

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Notwithstanding the foregoing, the Tenant shall be entitled to install, relocate and remove demountable partitioning, floor boxes and light switches within the Premises without the Landlord's prior consent, provided that such works do not have a materially adverse effect on the management of the Building, or the operation of the Base Building Services and provided the Tenant complies with clauses 8.3(A) to 8.3(C).

8.4	Covenants by Tenant

The Tenant shall enter into such covenants as the Landlord or the Superior Landlord may reasonably and properly require regarding the execution of any works to which the Landlord consents under this clause, and the reinstatement of the Premises in respect of such works, or any other areas, at the end or earlier determination of the Term.

8.5	Reinstatement

In respect of all Alterations, the Tenant shall comply with the reinstatement provisions in clauses 18.2 and 18.3 at the end of the Term.

8.6	Effect of consent to Alterations

In consenting to any Alterations, the Landlord shall not guarantee:

(A)	the structural stability of either the Alterations or the Premises as altered by them; or
(B)	the suitability of any materials to be used in the Alterations; or
(C)	the compatibility of the Alterations with the Services Systems; or
(D)	that the Premises as altered will comply with the requirements of any Statute.
9.	Use ofthe Premises
9.1	Authorised Use

The Tenant shall use the Premises only for the Authorised Use for such use 24 hours every day of the year.

9.2	Prohibited uses

The Tenant shall not use the Premises:

(A)	as offices to which members of the public are normally admitted otherwise than by way of appointment; or
(B)	for the wholesale or retail sale of goods or any sale by auction; or
(C)	for any religious,public or political meeting; or
(D)	for any offensive, noxious or noisy trade, business or occupation; or
(E)	for illegal or immoral purposes; or
(F)	for the sale or production of alcohol; or
(G)	for residential purposes; or
(H)	as a club, sex shop, amusement arcade, belting office, staff agency or employment agency; or

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(I)	the preparation or cooking of food, other than in those areas reasonably designated by the Landlord for those purposes; or
(J)	for any use which is prohibited under the Superior Lease.
9.3	Regulations

The Tenant shall:

(A)	comply with any reasonable requirements or reasonable regulations made in respect of the Utilities by the supply companies; and
(B)	comply with the lawful requirements and reasonable recommendations of the local fire officer in respect of the Premises and the Building or their use; and
(C)	operate the Services Systems within and exclusively serving the Premises in accordance with the manufacturer's operating guidelines and recommendations; and
(D)	comply with all Regulations.
9.4	Keyholders

The Tenant shall:

(A)	ensure that, at all times, the Landlord and the Superior Landlord has details of the names, home numbers and home addresses of at least two keyholders of the Premises; and
(B)

provide the Landlord and the Superior Landlord with a set of keys and passes, and any necessary codes for any keypads or other equipment necessary for gaining access to the Premises to enable the Landlord and the Superior Landlord, or their agents and others authorised by the Landlord or the Superior Landlord to enter the Premises for security purposes or in cases of emergency, provided that the Landlord shall only enter the Premises unaccompanied where the Tenant's keyholder has not provided access within a reasonable time

PROVIDED THAT the foregoing provisions of this clause 9.4 shall only apply in circumstances where the Landlord acting reasonably and properly has notified the Tenant in writing that the Landlord considers that the security arrangements implemented by the Tenant are insufficient for the Landlord's purposes and the Tenant has failed, within 10 (ten) Working Days of receipt of the Landlord's notice, to implement aHernative security arrangements that are acceptable to the Landlord (acting reasonably).

9.5	Use Restrictions

The Tenant shall perform and observe the obligations set out in schedule 4.

9.6	No warranty as to use

The Landlord gives no warranty that the Authorised Use is or will remain a permitted use under the Planning Acts.

10.	Alienation generally
10.1	Disposals

The Tenant shall not assign, charge, underlet or part with possession, or share the occupation of, or permit any perSon to occupy the whole or any part or parts of the Premises except as may be expressly permitted by clauses 10 to 13 (inclusive).

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10.2	Sharing with a Group Company

Nothing shall prevent the Tenant from sharing occupation of the whole or any part of the Premises with any company which is, for the time being, a Group Company of the Tenant subject to:

(A)	the Tenant giving to the Landlord written notice of the sharing of occupation and the name of the Group Company concerned within five (5) Working Days after the sharing begins;
(B)	the Tenant and that Group Company remaining in the same relationship whilst the sharing lasts;
(C)	the sharing not creating the relationship of landlord and tenant between the Tenant and that Group Company; and
(D)	no security of tenure under Part II of the 1954 Act arising.
11.	Assignment
11.1	No assignment of part

The Tenant shall not assign any part or parts (as distinct from the whole) of the Premises.

11.2	Prohibition on assignment

The Tenant shall not assign the whole of the Premises without complying with, or fulfilling, the circumstances and conditions set out in this clause 11.

11.3	Information relating to Application to Assign

The Landlord shall be entitled to receive from the Tenant the following undertaking and information prior to considering any Application to Assign from the Tenant:

(1)

an undertaking (unconditional, save as to a reasonable upper limit in line with the Landlord's reasonable estimate of costs) from solicitors acting for the Current Tenant or for the Proposed Assignee to pay on demand all costs and disbursements (and irrecoverable VAT) which may reasonably and properly be incurred by the Landlord and the Superior Landlord in considering the Application to Assign, whether or not consent is granted, and in granting consent (if it is granted); and,

(2)	such information relating to the financial affairs and position of the Proposed Assignee and the Proposed Guarantor as the Landlord and the Superior Landlord may reasonably require.
11.4	Circumstances in which assignment not allowed

For the purposes of section 19(1)A of the 1927 Act it is agreed that, in addition to any other circumstance in which consent to assignment may lawfully be withheld, the Landlord may withhold consent to an assignment by the Tenant of the whole of the Premises in any of the circumstances set out in clauses 11.4(A) and 11.4(8). In this clause, references to the Proposed Assignee shall be interpreted so that, where it is proposed that a Proposed Guarantor shall act as a guarantor for the liabilities of the Proposed Assignee, the criteria set out below need apply to the Proposed Guarantor (mutatis mutandis) only, and not the Proposed Assignee itself. The circumstances are as follows:

(A)

where the Proposed Assignee is a person or entity who has, or may come to have, the right to claim diplomatic or sovereign immunity or exemption from liability for the breach of the covenants contained in this Lease, unless such diplomatic or sovereign immunity or exemption from liability is effectively and irrevocably waived, disclaimed or negated beforehand, and the Tenant has at its own cost supplied to the Landlord and the Superior Landlord any legal opinion reasonably required by the Landlord in connection with such waiver, disclaimer or negation in a form acceptable both to the Landlord, in each case acting reasonably, and the Superior Landlord; and

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(B)

where the Landlord (acting reasonably) considers the Proposed Assignee (or the Proposed Guarantor) is a person who WOUld, in the reasonable opinion of a prudent landlord of high quality offices in the City of London, not be considered of sufficient financial standing to enable it to comply with the tenant's covenants in

(C)

where the Proposed Assignee is a company incorporated in or an individual resident in a jurisdiction outside the United Kingdom in respect of which there no applicable treaty for the mutual enforcement of civil judgments unless the Landlord is reasonably satisfied that a judgment obtained in England and Wales against the assignee can be enforced in the relevant jurisdiction; and

(D)	where the Proposed Assignee is a Group Company of the Tenant unless the Landlord is provided with:
(1)

evidence reasonably satisfactory to it that the covenant strength of the assignee is not less than that of the Tenant at the date of the assignment disregarding any Authorised Guarantee Agreement given by the Tenant to the Landlord; and

(2)	a new guarantor of the Tenant's Covenants of no less covenant strength than the Tenant's Guarantor at the date of the assignment.
11.5	Conditions for assignment

For the purposes of section 19( 1 A) of the 1927 Act, it is further agreed that, in addition to any other conditions subject to which licence or consent may be granted for the Proposed Assignment, any consent of the Landlord shall be subject to the following conditions:

(A)	the Tenant has paid to the Landlord the whole of any arrears of Principal Rent; and
(B)

that the Current Tenant shall, prior to completion of the Proposed Assignment, procure that the Proposed Assignee enters into a direct covenant with the Landlord to pay the Rents reserved by, and to perform the covenants by the Tenant contained in this Lease; and

(C)

that, if the Landlord shall reasonably so require, the Current Tenant shall obtain an acceptable guarantor for the Proposed Assignee, and shall procure that such guarantor shall execute and deliver to the Landlord a deed containing covenants by that (or, if more than one, joint and several covenants) with the Landlord, as a primary obligation, in the terms contained in schedule 5 (with necessary changes), or in such other terms as the Landlord may reasonably require; and

(D)

if reasonably required by the Landlord, a rent deposit of not less than twelve months' Principal Rent, together with Value Added Tax (if any), shall be provided to the Landlord on such terms and for such period as the Landlord shall reasonably require.

11.6	Authorised Guarantee Agreement
(A)

For the purposes of section 19(1)A of the 1927 Act and section 16 of the 1995 Act, it is agreed that any consent of the Landlord and of the Superior Landlord to an assignment of the whole of the Premises shall be subject to a condition that the Current Tenant shall, prior to such assignment being completed, execute and deliver to the Superior Landlord and the Landlord deeds, which shall be prepared by the Landlord's solicitors, containing covenants on the part of the Current Tenant in the case of the deed to entered into with the Landlord in the form of those set out in schedule 5 with any necessary changes.

(B)

For the purposes of section 19(1)A of the 1927 Act and section 16 of the 1995 Act, and as a separate and severable obligation from that set out in this clause 11.6, it is further agreed that any consent of the Landlord and of the Superior Landlord to an assignment of the whole of the Premises shall be subject to a condition that any guarantor of the Current Tenant shall, prior to such assignment being completed, execute and deliver to the Landlord and the Superior Landlord deeds containing a direct covenant by way of a guarantee and indemnity that the Tenant will comply with its obligations in the Authorised Guarantee Agreement referred to in clause 11.6(A) above in the case of the deed to entered into with the Landlord in the form of those set out in schedule 5, with any necessary changes.

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11.7	Consent for assignment

Without prejudice to the foregoing provisions of this clause 11, the Tenant shall not assign the whole of the Premises without the prior written consent of the Landlord, and, save in relation to the circumstances set out in clause 11.4 and the conditions mentioned in clauses 11.5 and 11.6, such consent shall not unreasonably be withheld or delayed, and of the Superior Landlord; and the parties hereby agree that, in considering whether or not the Landlord is reasonably withholding such consent, due and proper regard shall be had to the provisions and effect of the 1995 Act.

12.	Underletting
12.1	Underletting of the whole
(A)

The Tenant shall not underlet the whole of the Premises other than on condition that, if the Landlord shall reasonably so require, the Tenant obtains a reasonably acceptable guarantor for any proposed undertenant, and such guarantor shall execute and deliver to the Landlord a deed containing covenants by that guarantor (or, if more than one, jOint and several covenants) with the Landlord, as a primary obligation, in the terms contained in schedule 5 (with any necessary changes) or in such other terms as the Landlord may reasonably require.

(B)	Any underletting of the whole shall incorporate an agreement effectually excluding sections 24 to 28 of the 1954 Act (as amended).
12.2	Underletting of part

The Tenant shall not underlet any part of the Premises.

12.3	Underletting rent

The Tenant shall not underlet the Premises:

(A)	at a fine or premium or at a rent less than the open market rent for the space being underlet; or,
(B)

on terms whereby any rent free or concessionary rent period or financial inducement, given or received, is materially different from that which is customary at the time in the open market (except in respect of an underlease for 24 months or less containing no options to renew or extend for any party).

12.4	Direct covenants from undertenant

Prior to the grant of any permitted underlease, the Tenant shall procure that the undertenant enters into the following direct covenants with the Landlord (and the Superior Landlord):

(A)	an unqualified covenant by the undertenant not to assign or charge any part (as distinct from the whole) of the premises to be underlet;
(B)

an unqualified covenant by the undertenant not to part with possession or share the occupation of the whole or any part of the premises to be underlet or permit any person to occupy them, save on the same basis that the Tenant is entitled to deal with the Premises, mutatis mutandis;

(C)

a covenant by the undertenant not to assign or underlet the whole without the prior written consents of the Landlord and of the Superior Landlord, such consent in the case of the Landlord not to be unreasonably withheld or delayed;

(D)	a covenant by the undertenant not to underlet any part of the Premises;

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(E)	a covenant by the undertenant to perform and observe all the tenant's covenants contained in the permitted underlease; and
(F)	an unqualified covenant by the undertenant not to charge the premises to be underlet, save at arm's length to a bona fide bank or other substantial institution.
12.5	Contents of underlease

Every permitted underlease shall contain the following provisions:

(A)

save in relation to an underlease which is for a term of 5 years or less and which is granted for a term commencing less than two (2) years before a Review Date, provisions for the review of the rent payable under it, on an upwards-only and at least five yearly basis corresponding with the rent review provisions in this Lease;

(B)

a covenant by the undertenant (which the Tenant covenants to use all reasonable endeavours to enforce) prohibiting the undertenant from doing or suffering any act or thing on, or in relation to, the premises underlet in breach of this Lease;

(C)	a condition for re-entry on breach of any covenant by the undertenant;
(D)

a covenant by the undertenant prohibiting the undertenant from assigning or underletting the whole of the premises demised by the underlease without the prior written consents (such consents not to be unreasonably withheld) of the Tenant and the Landlord under this Lease and the Superior Landlord;

(E)

a provision to the effect that, for the purposes of section 19(1A) of the 1927 Act and section 16 of the 1995 Act, any consents to an assignment of the underlease shall be subject to a condition that the undertenant under the underlease shall, if reasonably required by the Landlord, prior to such assignment being completed, execute and deliver to the Tenant, and, except in relation to a lease for a term of five years or less and subject to clause 12.5(D), to the Landlord under this Lease and to the Superior Landlord, a deed, which shall be prepared by the Tenant's solicitors, containing covenants on the part of the then undertenant with the Tenant, and, if applicable, separately with the Landlord and separately with the Superior Landlord, in the case of the deeds to be entered into with the Tenant and the Landlord in the form set out in schedule 5 (with any necessary changes); and

(F)

except in relation to a lease which is for a term of 5 years or less and subject to clause 12.5(D), the same, or at the Tenant's option greater, restrictions as to assignment, underletting and parting with, or sharing the possession or occupation of, the premises underlet, and the same provisions for direct covenants and registration, as are in this Lease (with any necessary changes) provided that no more than two further derivative underlettings of whole are permitted (beyond this Lease).

12.6	Tenant to obtain Landlord's consent

Without prejudice to the other provisions of this clause, the Tenant shall not underlet the Premises without the prior written consents of the Landlord and of the Superior Landlord, such consents not to be unreasonably withheld or delayed.

12.7	Tenant to enforce obligations

The Tenant shall enforce the performance and observance of the covenants by the undertenant contained in any permitted underlease, and shall not, at any time, either expressly or by implication, knowingly waive any breach of them.

12.8	Review of underlease rent

The Tenant shall procure that the rent under any permitted underlease is reviewed in accordance with its terms.

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12.9	No variation ofterrns

The Tenant shall not vary the terms of any permitted underlease, without the prior written consents of the Landlord and of the Superior Landlord, such consent in the case of the Landlord not to be unreasonably withheld or delayed.

12.10	No reduction in rent

The Tenant shall procure that the rent payable under any permitted underlease is not commuted or made payable more than one quarter in advance, and shall not permit any reduction of that rent without the Landlord's consent, such consent not to be unreasonably withheld or delayed.

12.11	Covenants by assignee and assignor of underlease

Prior to the assignment of any permitted underlease, the Tenant shall procure that there are delivered:

(A)

to the Landlord and to the Superior Landlord, a deed or deeds containing covenants by the assignee with the Landlord and the Superior Landlord, in such form as the Landlord may reasonably require, to perform and observe all the tenant's covenants in, and conditions of, the underlease during the residue of the term of the underlease; and,

(B)

to the Landlord and to the Superior Landlord, and separately to the Tenant, a deed containing covenants by the assignor, in the case of the deeds to be entered into with the Landlord and the Tenant in the form of the deed set out in schedule 5, if the Landlord's consent to such assignment is subject to a condition that the undertenant shall enter into such a deed as contemplated by clause 12.5(E).

13.	Mortgaging and charging
13.1	Mortgaging and charging

The Tenant shall not mortgage or charge, in any way, part only of the Premises, and shall not otherwise mortgage or charge the whole of the Premises, save at arm's length to a bona fide bank or other substantial financial institution.

14.	General provisions and registration of dispositions
14.1	Any guarantee and indemnity to be given to the Superior Landlord shall be in such form as the Superior Landlord shall properly and reasonably require under the Superior Lease.
14.2	The Landlord shall prepare all documents containing covenants to be given to it.
14.3

Within fifteen (15) Working Days after every assignment, transfer, assent, underlease, assignment of underlease, mortgage, charge, commencement of sharing possession or any other disposition, whether mediate or immediate, of or relating to the Premises or any part, the Tenant shall give written notice thereof to the Landlord and provide the Landlord or its solicitors with two copies (certified as true) of the deed, instrument or other document evidencing or effecting such disposition and, on each occasion, shall pay to the Landlord or its solicitors a fee of twenty-five pounds (£25.00) together with VAT thereon, or such larger sum as may be reasonable, together with any fee or fees payable by the Landlord and the Superior Landlord.

14.4

From time to time, within 15 Working Days of written demand, during the Term, but not more than twice in anyone year, the Tenant shall furnish the Landlord with full particulars of all derivative interests of or in the Premises, however remote or inferior, including particulars of the rents payable in respect of such derivative interests, and such further particulars as the Landlord may reasonably require.

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15.	Legislation
15.1	Planning

The Tenant shall comply with the Planning Acts in so far as they relate to the Premises and the use of the Common Parts and shall not:

(A)

make any application for planning permission or any application for a determination that planning permission is not required for any Alterations or any change of the Authorised Use without the prior written consent of the Landlord. Consent shall not be unreasonably withheld or delayed if the application relates to a matter for which the Landlord cannot unreasonably withhold or delay its consent under this Lease; and

(B)

carry out any Alterations or change the Authorised Use until all necessary planning permissions have been obtained and approved in writing by the Landlord. Subject to clause 15.2, the Landlord shall not unreasonably withhold or delay its approval where it has given consent to the application for planning permission being made.

15.2	Approval of permissions

The Landlord shall be entitled to:

(A)	impose reasonable conditions to the giving of its approval; and
(B)

withhold its approval to any planning permission if any condition contained in or omitted from it or its duration would, in the reasonable opinion of the Landlord, have or be likely to have an adverse effect on the value of the Landlord's interest in the Building or any AdjOining Property at any time during or after the end of the Term.

15.3	Statutes

The Tenant shall comply with every Statute which affects the Premises and the Common Parts or their use and occupation and shall carry out and maintain at its own cost and expense all works and arrangements required under any Statute in so far as the same impose obligations on the Tenant and its use of the Premises.

15.4	COM Regulations

The Tenant shall comply in all respects with the CDM Regulations in so far as they relate to the Premises and, without limitation, shall at its own cost and expense:

(A)	(where applicable) notify the Health and Safety Executive of any Alterations; and
(B)	maintain and update the Health and Safety File as necessary and provide copies of it to the Landlord and any person entitled to inspect it on request by those persons; and
(C)

where there is more than one client in relation to a project, make a written election to be treated as the only client for the purposes of the CDM Regulations and provide the Landlord with a copy of the election, (and, where the Landlord is a client, the Landlord hereby consents to such election).

15.5	Statutory notices

The Tenant shall give to the Landlord a copy of every notice, order, direction, licence, consent or pennission relating to the Premises made or given under any Statute within seven days of its receipt, or sooner in cases of emergency. If required by the Landlord, the Tenant shall at its own cost and expense make or join the Landlord in making such objections, applications or representations against or in respect of them as the Landlord shall reasonably require.

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16.	Third party rights
16.1	Loss of existing rights benefiting the Premises

The Tenant shall not stop up, darken or obstruct any window or other opening belonging to the Premises or do any other act or thing which may lead to any rights benefiting the Premises or the Building being lost.

16.2	Creation of new rights over the Premises

The Tenant shall not knowingly pennit or allow any encroachment to be made which may lead to rights being acquired by any person over the Premises or the Building.

16.3	Notification

The Tenant shall notify the Landlord of any of the matters referred to in this clause 16 as soon as reasonably practicable as the same come to the notice of the Tenant and shall at the parties' joint cost and expense take such action as the Landlord reasonably requires to prevent any rights being acquired over the Premises or the Building or any rights benefiting the Premises or the Building being lost.

17.	Title matters
17.1	Covenants restricting use

The Tenant shall not enter into any covenant in favour of any person other than the Landlord relating to the Premises or require any assignee or undertenant to give covenants which would restrict the use of the Premises to a greater extent than the restrictions on use contained in this Lease.

17.2	Existing title matters

The Tenant shall by way of indemnity only comply with the conditions, covenants, restrictions and other matters contained or referred to in the deeds and documents specified in schedule 6 to the Superior Lease in so far as the same relate to the Premises.

18.	End of the Term
18.1	Return of the Premises

At the end of the Term, the Tenant shall retum the Premises to the Landlord:

(A)

with vacant possession, except to the extent that any permitted undertenant of the whole or any part of the Premises has the right to the statutory continuation of their underlease under the 1954 Act; and

(B)	repaired, cleaned and maintained in accordance with the Tenant's Covenants.
18.2	Reinstatement at the end of the Term

Subject to clause 18.3, at the end of the Term the Tenant shall:

(A)	remove any buildings or other works in respect of which any planning permission, bye-law or other consent may have been granted for a limited period only; and
(B)	remove any moulding, sign or painting of the name or business of the Tenant or any undertenant or other occupiers of the Premises and all tenant's fixtures and chattels; and

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(C)	remove any Hazardous Material unless it was present at the time the Tenant first took possession of the Premises; and
(D)	reinstate all Alterations made to the Premises and restore the Premises to the state and condition in which the Tenant first took possession of them as evidenced by the Schedule of Condition.

The Tenant shall carry out all works in a good and workmanlike manner and in accordance with Statute and the Tenant shall make good all damage caused to the • Premises and any Common Parts in the exercise of these obligations. For the avoidance of doubt the Tenant shall not be required to reinstate the Premises in any better state of repair and condition than as evidenced by the Schedule of Condition.

18.3	Waiver of reinstatement

Clause 18.2 shall not apply to the extent that the Landlord notifies the Tenant in writing at any time before the last three months of the Term that it does not require any works of reinstatement specified in that notice to be carried out. If the Landlord serves notice under this clause 18.3, the Tenant shall not carry out the works specified in that notice.

18.4	Removal of Tenant's effects

The Tenant irrevocably appOints the Landlord as its agent to store and dispose of any tenant's fixtures and chattels left by the Tenant on the Premises for more than one month after the end of the Term. The Landlord shall be entitled to dispose of these items on such terms as it sees fit without being liable to the Tenant except to account for the net proceeds of sale after deducting any costs of storage and any other expenses reasonably incurred by the Landlord.

18.5	Exclusion of compensation

Subject to the 1954 Act, the Tenant shall not be entitled to any compensation under any Statute or otherwise at the end of the Term.

18.6	Land Registry forms
(A)	Obligation to register Lease at Land Registry

If the Lease is or should be registered at HM Land Registry under the Land Registration Act 2002 the Tenant will:

(1)	procure that the Tenant is registered at HM Land Registry as proprietor of the Lease as soon as reasonably possible; and
(2)	procure that all rights granted or reserved by the Lease are properly noted against the affected titles; and
(3)	deliver to the Landlord, within one month of registration, official copies of the registered title evidencing that the Tenant is the registered proprietor of the Lease.

PART 6: LANDLORD'S COVENANTS

19.	Landlord's obligations
19.1	Quiet enjoyment

Subject to clause 19.2 the Tenant shall be entitled quietly to enjoy the Premises throughout the Term without any interruption by the Landlord or by any person lawfully claiming under or in trust for the Landlord.

19.2	No derogation from grant

The exercise by the Landlord or any other person of any right reserved in this Lease shall not be in derogation of the Landlord's grant nor be a breach of the Landlord's obligation in clause 19.1.

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19.3	Exclusion of liability

The Landlord shall not be liable to the Tenant or to any persons deriving title under the Tenant or its or their respective licensees, agents or employees in respect of any loss or damage caused by or arising from:

(A)	any Insurance Event where the Landlord complies with its obligations under clause 5; or
(B)	any act or omission of the Superior Landlord; or
(C)

any act or omission of any other tenant of the Landlord or any person deriving title under such a tenant or any licensee where the Landlord has taken all reasonably available steps to enforce the covenants of any such lease or licence; or

(D)

any failure, interruption or delay in the performance of the Landlord's Covenants from any cause or circumstance beyond the control of the Landlord including, without limitation, mechanical breakdown, failure, malfunction, shortages of fuel or materials or labour disputes; or

(E)

any failure, interruption or delay in the supply of any of the Services from any necessary maintenance, servicing, repair or replacement of the Conduits, any Services Systems or any other plant, equipment or machinery used in the provision of the Services.

PART 7: SUPERIOR LEASE

20.	Superior Lease
20.1	Tenant's obligations

The Tenant shall comply with the obligations contained in the Superior Lease which the tenant of the Superior Lease covenants to comply with insofar as they are applicable to the Premises, except for:

(A)	the obligation on the tenant of the Superior Lease to pay the rents reserved by it or any other sums payable under the Superior Lease not reserved as rent; and
(8)	the obligation on the tenant to comply with the Shareholders Deed pursuant to clause 46 of the Superior Lease; and
(C)

the obligation to comply with the words "corresponding with the rent review provisions in this Lease" at the end of clause 21.6.1 of the Superior Lease which shall be deemed substituted for the words "in no more than five yearly intervals".

20.2	Landlord's obligations

The Landlord shall:

(A)	pay the rents reserved by the Superior Lease; and
(B)	comply with the obligations on the part of the tenant of the Superior Lease which are not the responsibility of the Tenant under this Lease; and
(C)

at the request and (only in so far as such request relates to the Premises demised by this Lease) cost of the Tenant and otherwise at the joint cost of the parties such cost to be apportioned fairly and reasonably, use all reasonable endeavours to procure that the Superior Landlord complies with the obligations on the part of the landlord contained in the Superior Lease.

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20.3	Consents

Without prejudice to the terms of this Lease, where the consent or approval of the Landlord is required to any act or thing:

(A)	it shall be a condition precedent to the grant of that consent or approval that, if required under the Superior Lease, the consent or approval of Superior Landlord is obtained; and
(B)

where the Landlord is under an obligation not unreasonably to withhold or delay its consent or approval, the Landlord shall at the cost of the Tenant (provided such costs are proper and reasonable costs) apply for and use all reasonable endeavours to obtain the consent or approval of the Superior Landlord where this is required under the Superior Lease; and

(C)	references to the consent or approval of the Superior Landlord shall include the consent or approval of any person from whom the Superior Landlord is under an obligation to obtain consent or approval.

PART 8: GUARANTOR'S OBLIGATIONS

21.	Tenant's Guarantor
21.1

The Tenant's Guarantor covenants with the Landlord that the Tenant will comply with the Tenant's Covenants until the Tenant is released from them under the terms of the 1995 Act. This obligation is a guarantee and indemnity for the purposes of schedule 4 and incorporates its provisions.

PART 9: GENERAL PROVISIONS

22.	Contractual rights of third parties
22.1	No person who is not a party to this Lease shall have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Lease.
23.	Third party disputes
23.1	Notification by the Tenant

The Tenant shall promptly give notice to the Landlord of any dispute arising between it and any other tenants or occupiers of the remainder of the Building or the owners or occupiers of any Adjoining Property which relates to any right or privilege, any party wall or to the use and enjoyment of the Common Parts.

23.2	Determination by the Landlord

Unless the Landlord is a party to the dispute, the resolution of any dispute notified under clause 23.1 shall, at the request of the Landlord, be carried out on behalf of the Tenant by the Landlord, but at the Tenant's cost and expense.

24.	Assignment of Reversion
24.1	The Tenant agrees not unreasonably to withhold or delay its consent to any release requested by the Landlord under s.6 or s.7 of the 1995 Act.

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25.	Notices
25.1

Any notice served under or in respect of this Lease may be served by posting it in a prepaid envelope and shall be deemed to have been served on the first working day after which it was posted and evidence showing that the envelope containing the notice was properly addressed, stamped and posted shall be sufficient proof of service. Notices shall be served:

(A)	on the Landlord or any guarantor of the Tenant at its registered office or last known address; and
(B)	on the Tenant at its registered office.
26.	Law and jurisdiction
26.1	English law

This Lease shall be governed by and construed in accordance with English law.

26.2	Jurisdiction

The parties to this Lease:

(A)

irrevocably agree that, subject to clause 26.2(8), the English courts shall have exclusive jurisdiction in relation to any legal action or proceedings arising out of or in connection with this Lease (“Proceedings”) and waive any objection to Proceedings in such courts on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate forum; and

(B)	agree that the Landlord shall be entitled to take Proceedings in any other court or courts having jurisdiction.
27.	Address for service

Any Proceedings shall be validly served on the Tenant's Guarantor if sent to 6th Floor, CityPoint, One Ropemaker Street, London EC2Y 9AW or to any other address for service in England or Wales as it may notify in writing to the Landlord at any time.

28.	Execution and delivery
28.1

The parties have executed this Lease as a deed but have not delivered it until the date of this Lease. For the purposes of s.2 Law of Property (Miscellaneous Provisions) Act 1989, any person who witnesses the execution of this Lease as a deed shall be taken to have signed it on behalf of the party executing it if that party is not an individual.

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SCHEDULE 1 : THE PREMISES

PART 1 : DEFINITION OF THE PREMISES

1.	Identification of the Premises
1.1	The Premises are shown for identification edged red on Plan A.
2.	Areas included in the Premises
2.1	The Premises include:
(A)	the internal plaster surfaces and finishes of any structural or load-bearing walls, and columns in, or which enclose them, but not any other part of such walls and columns;
(B)	the entirety of any non-structural or non-load bearing walls and columns in them;
(C)	the inner half (severed medially) of any internal, non-load bearing walls which divide them from any other part of the Building;
(D)	the floor finishes of them and all carpets and the floor voids beneath them, but the lower limit of the Premises shall not extend to anything below the upper surface of the floor screed;
(E)

the ceiling finishes of them, including suspended ceilings and the voids above them and light fittings, but the upper limit of the Premises shall not extend to anything above the lower surface of the ceiling screed;

(F)

all internal window frames and window furniture and all glass in interior doors, windows partitions and the like, but not including any exterior cladding or the glass in any exterior windows or windows looking onto any galleria or atrium;

(G)	all sanitary and hot and cold water apparatus and equipment and any radiators in them, and all fire fighting equipment provided by the Landlord and hoses in them;
(H)	all Conduits in them and exclusively serving the same, except those of any utility company;
(I)	all landlord's fixtures, fittings, plant, machinery, apparatus and equipment at any time in or on them and exclusively serving the same;
(J)	any additions, alterations and improvements;
(K)	all doors, door furniture and door frames

but excluding all Common Parts.

3.	Areas excluded from the Premises
3.1	The Premises exclude:
(A)	all structural or loadbearing walls and columns and the structural slabs of any roofs, ceilings and floors; and
(B)	all Conduits within the Premises which do not exclusively serve them; and
(C)	the Services Systems within the Premises;
(D)	all tenant's fixtures and chattels.

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PART 2 : THE SERVICES SYSTEMS

The Services Systems include, without limitation:

1.	All heating, cooling, air conditioning and ventilation units (but excluding fan coils, pipework, valves and other equipment located in the ceiling void).
2.	Boilers and storage tanks.
3.	Sprinkler systems, fire alarm systems and fire prevention equipment serving the Building as a whole and excluding any equipment or pipework in the ceiling void.
4.	Emergency generators.
5.	All control systems for any of the Services Systems located outside of the ceiling void.

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SCHEDULE 2 : RIGHTS GRANTED

Subject to the proviso at the end of this schedule 2, the following rights and easements are granted (but only insofar as the Landlord is able to do so under the terms of the Superior Lease) and are exercisable 24 hours every day of the year the right for the Tenant and all persons expressly or by implication authorised by the Tenant (in common with the Landlord and all persons having a similar right):

1.	to use the Common Parts reasonably designated for use by the Tenant for all proper purposes in connection with the use and enjoyment of the Premises;
2.

to use the passenger lifts and good lifts and fireman lifts as shall serve the Premises and the lift lobby shown shaded green on Plan A for the purpose only of obtaining access to and egress from the Premises;

3.

to use the entrance halls adjoining core 1 and 2 shown cross hatched green on Plan B in common with all those permitted pursuant to the Superior Lease for the purpose of accessing the passenger lifts serving the Premises;

4.	the right for the Tenant and all persons expressly or by implication authorised by the Tenant to exclusively use the lavatories shown shaded yellow on the Plan A;
5.	to use the lobby area shown shaded green on Plan C for accessing the goods lift within core 2;
6.

the right to the passage of any of the Utilities to and from the Premises through any relevant Conduits which are now, or may be, in, under, or over any other part of the Building, in each case so far as any of the same are necessary for the reasonable use and enjoyment of the Premises;

7.	the right of support and protection from all other parts of the Building as is now enjoyed by the Premises;
8.	the right, in emergencies or during fire drills, to enter and use other parts of the Building designated by the Landlord as a means of escape;
9.	the right to have the Tenant's name displayed in the Landlord's house style on the directory board in the entrance halls referred to in paragraph 3 above;
10.

the right to use that part of the Building so reasonably designated by the Landlord for the deposit of all rubbish and refuse in proper receptacles for collection by or on behalf of the local authority;

11.	the right to use, at nil cost, any cycle racks and motor cycle spaces in the Building on a first come first served basis

PROVIDED THAT the Superior Landlord or the Landlord may temporarily interrupt the use and exercise of these rights where either of them gives reasonable prior notice in writing to the Tenant (except in case of emergency, when no notice need be given) for repairs, maintenance, cleaning, alterations or replacements and the carrying out of any other obligations of the Superior Landlord or the Landlord, consistent with those in this Lease, and provided that such interruption is for as little a period as is reasonably practicable, and, wherever reasonably practicable, the Tenant is afforded alternative rights, being no less commodious.

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SCHEDULE 3 : RIGHTS RESERVED

There are excepted and reserved to the Landlord and the Superior Landlord and all other persons authorised by either of them or having similar rights and subject to the person exercising such rights complying with the proviso at the end of this schedule where relevant:

1.	the right to the passage connection and running of the Utilities through any relevant Conduits which are now, or may at any time be, in, under, or over the Premises;
2.

the right after reasonable notice (but not less than seven (7) Working Days' prior written notice save in emergency, where such prior notice as can be given shall be given) to enter the Premises in order to:

(A)

inspect, clean, maintain, repair, connect, remove, lay, renew, relay, replace, alter or execute any works whatsoever reasonably required to, or in connection with, any of the Conduits or any other services;

(B)	execute repairs, decorations, alterations or any other works, and to make installations to, the Premises or the Building; or
(C)	do anything which the Landlord may properly do under this Lease;
3.

the right to maintain connections or (if necessary) to connect (a) appropriate Conduits to any communication equipment provided for the use of the tenants of all Lettable Areas by the Landlord or by the Superior Landlord which are now or may be at any time in under or over the Premises (b) to any sprinkler or other fire fighting system which is now or may at any time be in under or over the Premises serving the Premises in common with other Lettable Areas (c) to any fire alarm system within the Premises (d) to any soil or vent pipe or any associated drains and sewers which are now or may be in under or over the Premises and provided by the Landlord or by the Superior Landlord for use by occupiers of the Lettable Areas;

4.

the right to affix or display on any exterior part of the Building any plate or sign and to erect any pipe, wire, aerial, mast or other apparatus whatsoever in or upon the Building or any part thereof, and to place on the frontage of the Building name plates or fascia;

5.

the right to erect scaffolding for the purpose of repairing or cleaning the Building or any building now, or after the date of this Lease, erected on any Adjoining Property, or in connection with the exercise of any of the rights mentioned in this schedule provided that such scaffolding or hoists do not materially (and in any event temporarily) restrict the access to, or enjoyment or use of, the Premises;

6.

any rights of light, air, support, protection and shelter or other easements and rights now, or after the date of this Lease, belonging to, or enjoyed by, other parts of the Building or any Adjoining Property;

7.

full right and liberty at any time after the date of this Lease to raise the height of, or make any alterations or additions or execute any other works to, the Building or any buildings on any Adjoining Property, or to erect any new buildings of any height on any Adjoining Property in such manner as the Landlord or the Superior Landlord or the person exercising the right shall think fit and even though they may obstruct, affect or interfere with the amenity of, or access to, the Premises or the passage of light and air to the Premises, but not so that the Tenant's ability to use and occupy and enjoy them is materially adversely affected for the purpose permitted by this Lease;

8.	the right, in emergencies or during fire drills, to enter the Premises and use any designated escape route

PROVIDED THAT on the exercise of any rights of entry on to the Premises, the person entering shall give reasonable prior written notice to the Tenant that the right is to be exercised and shall only exercise it at reasonable times unless the rights need to be exercised in an emergency and so far as practicable shall comply with any reasonable requirement of the Tenant in respect of security and in respect of the confidentiality of the Tenant's business affairs and matters, cause as little damage and inconvenience as reasonably practicable in the exercise of the rights and make good any damage caused to the Premises or to any chattels therein or to any of the Tenant's fixtures plant and equipment in the exercise of those rights to the reasonable satisfaction of the Tenant.

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SCHEDULE 4 : USE RESTRICTIONS

1.	Dangerous materials and use of machinery
1.1	The Tenant shall not:
(A)

bring into the Building or keep in the Premises any article or thing which is or may become especially combustible or dangerous or explosive or inflammable or offensive or radio-active, or which might materially increase the risk of fire or explosion, other than usual office supplies and equipment and reasonable quantities of oil or other fuel required for the operation of any boiler, plant, machinery and equipment which shall be stored in accordance with the requirements of any statute affecting the Premises and of any insurer of them;

(B)	keep or operate in the Premises any machinery which is unduly noisy or causes undue vibration, or which is likely to annoy or disturb any other tenant or occupier of the Building.
2.	Overloading floors and services
2.1	The Tenant shall not:
(A)	overload the floors of the Premises or the Building, nor suspend any excessive weight from any ceiling, roof, stanchion, structure or wall of the Building, nor overload any Utility in or serving it;
(B)	do anything which may subject the Premises or the Building to any strain beyond that which they are designed to bear (with due margin for safety);
(C)	exceed the weight limits prescribed for any lift in the Building.
3.	Discharges into Conduits

The Tenant shall not discharge into any Conduit any oil or grease or any noxious or deleterious effluent or any substance which is likely to cause an obstruction or might be or become a source of danger, or which might damage any Conduit or the drainage system of the Building.

4.	Disposal of refuse

The Tenant shall not deposit in the Common Parts any refuse, rubbish or trade empties of any kind other than in proper receptacles and as may be reasonably designated by the Landlord or the Superior Landlord, and shall not bum any refuse or rubbish on the Premises.

5.	Obstruction of Common Parts

The Tenant shall not do anything as a result of which the Common Parts or other area over which the Tenant may have rights of access or use may be damaged, or their fair use by others may be obstructed in any way and shall not park any vehicle on any road or open area forming part of the Building, otherwise than in the spaces properly designated by the Landlord.

6.	Prohibited uses

The Tenant shall not use the Premises for any public or political meeting, or for any dangerous, noisy, noxious or offensive business, occupation or trade; or for any illegal or immoral purpose; or for residential purposes; or for betting, gambling, gaming or wagering; or as a betting office; or for the sale of any beer, wines or spirits to the general public; or for any auction.

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7.	Nuisance
7.1	The Tenant shall not:
(A)

do anything in the Premises or the Building which may be or become an actionable nuisance, or which may cause annoyance or damage, disturbance or inconvenience to, the Landlord or the Superior Landlord or any other tenant or occupier in the Building, or which may be injurious to the amenity, character, tone or value of the Building;

(B)	play any musical instrument, or use any loudspeaker, radio, tape recorder, record or compact disc player or similar apparatus in such a manner as to be audible outside the Premises;
(C)	place outside the Premises or in the Common Parts or expose from any window of the Premises any articles, goods or things of any kind.
8.	General
8.1	The Tenant shall not:
(A)	allow any animals (other than guide dogs) in the Building; or
(B)

erect, exhibit or hang any signs, advertisements, placards, flags, posters or, aerials, flags, poles, masts or satellite dishes or any other thing whatsoever on the exterior of the Premises or any other parts of the Building unless permitted to do so under clause 3.1.

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SCHEDULE 5: GUARANTEE PROVISIONS

1.	Defined terms
1.1	In this schedule 4, unless the contrary intention appears:

"Event of Default" means:

(A)	the disclaimer of this Lease by a trustee in bankruptcy or liquidator of the Tenant or by the Crown; or
(B)	if the Tenant is a company, the Tenant is dissolved, struck off the register of companies or otherwise ceases to exist; or
(C)	the ending of this Lease pursuant to clause 2.2.

"Guarantee" means any guarantee and indemnity given to the Landlord in accordance with the terms of this Lease by:

(A)	the Tenant's Guarantor under clause 21.1; or
(B)	the Tenant in accordance with clause 11.6(A); or
(C)	any guarantor or guarantors of an assignee of this Lease in accordance with clause 11.5(C); or
(D)	any guarantor of the Tenant in accordance with clause 11.6(B); or
(E)	any guarantor or guarantors of an undertenant in accordance with clause 12.1(A);

or

(F)	any undertenant on an assignment of their underlease in accordance with clause 12.5(E); or
(G)	any other person in accordance with the terms of this Lease.

"Guarantor" means the party giving the Guarantee.

"New Lease" means a lease of the Premises:

(A)	for a term of years commencing on the date of the Event of Default and expiring on the date upon which the Contractual Term would have expired; and
(B)	reserving a yearly rent equal to the yearly rent reserved under this Lease at the date of the Event of Default; and
(C)	containing redecoration dates which occur on the dates upon which the Premises were to be redecorated under this Lease; and
(D)

otherwise containing the same terms and conditions as this Lease. "Obligations" means the obligations guaranteed by the Guarantor under its Guarantee. "Principal" means the party who has responsibility for complying with the Obligations but excludes the Guarantor.

2.	Effect of the Guarantee
2.1	Guarantee and indemnity

The Guarantor covenants with the Landlord as primary obligor, and not merely as guarantor, that the Obligations will be complied with and also as a separate obligation to indemnify the Landlord against any breach of them subject to the Landlord using reasonable endeavours to mitigate its losses.

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2.2	Claims

The Guarantor acknowledges to the Landlord that the Landlord may make any claim against the Guarantor without first making demand of the Principal or exercising any other rights or enforcing any other security or guarantee which it may have in respect of the Obligations.

2.3	Continuing guarantee

The Guarantor acknowledges to the Landlord that the Guarantee is a continuing guarantee and shall not be released or varied by:

(A)	any Event of Default; or
(B)	the surrender of any part of the Premises; or
(C)	the variation of this Lease (subject always to s.18 of the 1995 Act); or
(D)	any concession, time, indulgence given by the Landlord to the Principal or any coguarantor; or
(E)	any other act or thing which would, but for this paragraph 2.3, release or vary the Guarantee.
3.	Postponement of rights
3.1	Priority of claims

The Guarantor covenants with the Landlord that, unless and until all the Obligations have been complied with or otherwise discharged:

(A)

the Guarantor shall not claim any rights of subrogation against the Principal, prove or claim in competition to the Landlord in any liquidation, bankruptcy, arrangement, scheme of arrangement, composition with creditors, receivership or administration of or concerning the Principal, or take any guarantee, indemnity or other security or other right from the Principal in respect of all or any of the liabilities of the Guarantor under this Lease; and

(B)

any moneys which the Guarantor receives from any procedure or action of any of the kinds referred to in paragraph 3.1(A) shall be paid to the Landlord, and every guarantee, indemnity or other security or other right referred to in paragraph 3.1(A) shall be held on trust for the benefit of the Landlord.

3.2	Discharge conditional

The Guarantor acknowledges to the Landlord that, if any payment made by the Principal, Guarantor or any co-guarantor is ordered to be refunded under any law relating to bankruptcy, liquidation or insolvency, the Landlord may claim from the Guarantor as if such payment had not been made and any release, discharge or settlement between the Guarantor and the Landlord shall take effect subject to this condition.

3.3	Set-off, counterclaim and other deductions

The Guarantor covenants with the Landlord that the Guarantor shall make any payments due from it under the Guarantee in full, without any deduction or withholding by way of set off, counterclaim, taxation or otherwise, except only those required by law, in which case the Guarantor shall pay such increased amount as is necessary to ensure that the Landlord receives, after all such deductions and withholdings, the full amount.

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4.	Event of Default
4.1	Landlord's rights

The Guarantor acknowledges to the Landlord that, at any time within the period of six months after the Landlord receives actual notice that an Event of Default has occurred, the Landlord may serve written notice on the Guarantor requiring the Guarantor to accept the grant of a New Lease as tenant. Where there is more than one Guarantor, the Landlord may serve the notice on any of them.

4.2	Guarantor's obligations

The Guarantor covenants with the Landlord that if the Landlord requires the Guarantor to accept the grant of a New Lease, the Guarantor shall:

(A)

execute and deliver to any superior landlord a counterpart of any licence to underlet which may be required for the grant of the New Lease. The licence to underlet shall contain such covenants as may be properly required of the Guarantor as undertenant; and

(B)

if required by the Landlord, do all things required for the purposes of validly excluding the provisions of ss24 to 28 (inclusive) of the 1954 Act (as amended by the Order) in relation to the New Lease; and

(C)	accept the grant of the New Lease and execute and deliver to the Landlord a counterpart of the New Lease; and
(D)

pay the proper costs and proper disbursements of the Landlord's solicitors and other professional advisers arising from the grant of the New Lease and the enforcement of the Guarantee together with any irrecoverable Value Added Tax incurred by the Landlord.

4.3	Effect of the grant of a New Lease

The Guarantor acknowledges to the Landlord that the grant of a New Lease shall not prejudice any rights of the Landlord against the Guarantor or any co-guarantor in respect of any liability under the Guarantee or any other guarantee or security held by the Landlord in respect of the Obligations in so far as that liability relates to any period prior to the date of the Event of Default.

4.4	No New Lease

The Guarantor covenants with the Landlord that if an Event of Default occurs and for any reason the Landlord does not require the Guarantor to accept the grant of a New Lease under paragraph 4.1, the Guarantor shall:

(A)	pay to the Landlord on demand an amount equal to all sums which would have been payable under this Lease but for the Event of Default; and
(B)	as a separate indemnity, indemnify the Landlord against the failure of the Tenant to comply with the Tenant's Covenants;

in each case for the period commencing on the date of the Event of Default and ending on the date six months after the Event of Default or, if earlier, the date upon which the Landlord re-lets the Premises.

Real Estate/023459-00004/NDJ/ADAX ADAX(LDN7L28188)	46	L_LIVE_EMEA1:34971988v5

SIGNED as a deed by	)
SIMMONS & SIMMONS LLP	)
acting by two members	)

Member

Member

SIGNED as a deed by MIMECAST	)
SERVICES LIMITED	)
acting by one	)
director and in the presence of:	)	\s\ Peter Bauer

Director

Real Estate/023459-00004/NDJ/ADAX ADAX(LDN7L28188)	47	L_LIVE_EMEA1:34971988v5

SIGNED as a deed by MIMECAST	)
LIMITED a copy incorporated in	)
Jersey, by	)
and	)
being persons who, in accordance	)
with the laws of that territory, are	)
acting under the authority of the	)
company acting by	)
one director and signed in the presence of:	)

\s\ Peter Bauer
Authorised Signatory

Real Estate/023459-00004/NDJ/ADAX ADAX(LDN7L28188)	48	L_LIVE_EMEA1:34971988v5

APPENDIX 1: SCHEDULE OF CONDITION

Real Estate/023459-00004/NDJ/ADAX ADAX(LDN7L28188)	49	L_LIVE_EMEA1:34971988v5

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Contents

1.0	Preliminaries	3

2.0	Schedule of Condition	5

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1.0 Preliminaries - Schedule of Condition

1.1 Introduction

1.1.1	We have received instructions from Simmons & Simmons to prepare a Schedule of Condition of the premises known as Part 5th floor, City Point, London

1.2 Generally

1.2.1	Weather conditions at the time of inspection were dry and warm
1.2.2	Our inspection was based on a visual examination only, without the aid of ladders and with no special facilities for access having been provided.
1.2.3	The inspection was limited as follows:
•	The schedule records the condition of the property at the time of inspection but does not state the cause of the defects or prescribe remedies, as this is beyond the scope of a schedule of condition.
•	We have not carried out a structural survey or checked the design of the building in anyway whatsoever by calculation.
•

Covered, unexposed or inaccessible parts of the building structure have not been inspected and are therefore not included within the schedule. The inspection was limited to visible areas only, no opening up was undertaken.

•	No specialist inspections of the plumbing, heating, drainage and electrical installations have been arranged and we are therefore unable to confirm they are free from defect and in working order.

1.3 Orientation

1.3.1

Any directions given assume a viewpoint from Part 5th floor, City Point, London facing the premises with north, east, south and west referred to accordingly. Please refer to demise plan for further information.

1.3.2	The terms left and right are used to describe the two sides of any specific element as viewed by an observer facing the element.

1.4 Glossary of Terms

1.4.1	The description and expressive terms used in the schedule which describe the state of condition of the property are for the purposes of the report defined as follows:

Expression	Description

Good	In new condition with no soiling/wear or other defects

Fair	Subject to several years wear, slight signs of wear/soiling but still serviceable and functioning adequately

Poor	Subject to hard or long term wear with repair and/or renovation necessary

LHS	Left hand side

RHS	Right hand side

NND	No noticeable defects

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1.5 Brief description of demise

1.5.1

The demise in question is formed of unoccupied office accommodation located to Part 5th floor, City Point, London. The demise is dog-legged in shape and positioned to the south-west of the building. The primary entrance to the space is located to the north-east of the demise and further escape staircases are located to the south-east and south-west of the floor. WCs are also located to the south of the floor but are not demised.

1.5.2

The ceiling is formed of modular perforated metal pan suspended ceiling tiles set within painted plasterboard margins. Lighting consists of recessed units, and metal grilles serve the space of ventilation, heating and cooling. The core walls are formed of painted plaster with plastic skirtings, with door sets leading to the WCs and various riser cupboards, and the glazing consists of full height units within aluminium frames. The raised access floor is formed of metal tiles, with grommets remaining in-situ throughout the demise.

1.5.3	For the ease of reporting, the demise has been split into north, south, and east zones. Please refer to the appendix for further details.

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2.0Schedule of Condition

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Part 5th floor, City Point, London

Ref: CS/091600

This schedule is prepared as an accurate record of the property as at 31st March 2017.

Signed		Signed

Name	James Stack	Name

For and on behalf of :-	Simmons & Simmons	For and on behalf of :-

Date	31st March 2017	Date

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Appendix A – Plan of demise

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Area "2"
NORTH ZONE
SOUTH ZONE
EAST ZONE

TETRIS

CityPoint,
1 Ropemaker St,
London EC2Y 9HU.

PART LEVEL 5
GENERAL LAYOUT

F2981 | 33 | GL

CAPITA

Design - Workplace Solutions